UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under § 240.14a-12

ITRON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITRON, INC.

2111 N. Molter Road

Liberty Lake, Washington 99019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at The Davenport Hotel in the Porter Room, at 10 South Post Street, Spokane, Washington, at 8:00 a.m., local time, on Friday, May 8, 2015, for the following purposes:

(1)	to elect four directors to the Itron, Inc. Board of Directors;

(2)	to re-approve the Itron, Inc. Executive Management Incentive Plan;

(3)	to approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2014;

(4)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year; and

(5)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on March 4, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Members of the Company’s management will not make any formal presentation as part of the annual meeting, but will be available, in addition to all of our directors, to address questions from shareholders, as appropriate.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER ANNUAL MEETING TO BE HELD ON MAY 8, 2015:

Our proxy statement is attached. Financial and other information concerning Itron is contained in our Annual Report to Shareholders for the 2014 fiscal year. The proxy statement and our Annual Report are available for all shareholders at www.edocumentview.com/ITRI

Your vote is very important. To ensure representation at the annual meeting, shareholders are urged to vote as promptly as possible. To vote your shares, please refer to the voting instruction form on the website noted above, or review the section titled “Quorum and Voting” beginning on page two of the accompanying proxy statement. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By Order of the Board of Directors,

Shannon M. Votava
Corporate Secretary

Liberty Lake, Washington

March 20, 2015

PROXY STATEMENT	1

Internet Availability of Annual Meeting Materials	1
Proposals to Be Voted On at the Annual Meeting	1
Record Date and Outstanding Shares	1
Quorum and Voting	2
Revocability of Proxies	3
Proxy Solicitation Costs	3

PROPOSAL 1 – ELECTION OF DIRECTORS	4

MORE INFORMATION ABOUT OUR DIRECTORS	10

COMPENSATION OF DIRECTORS	10

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS	12

PROPOSAL 2 – APPROVAL OF THE ITRON, INC. EXECUTIVE MANAGEMENT INCENTIVE PLAN	13

PROPOSAL 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (Say-on-Pay)	16

PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17

CORPORATE GOVERNANCE	18
Corporate Governance Guiding Principles	18
Board Matters – Meeting Attendance	18
Committees of the Board	18
Corporate Governance Committee	18
Audit/Finance Committee	19
Compensation Committee	19
Compensation Committee Interlocks and Insider Participation	19
Transactions with Related Persons	19
Our Board’s Role in Risk Oversight	20
Code of Conduct	20
Anti-Hedging Policy	20
Clawback Policy	21
Director Nominations by Shareholders	21
Shareholder Communications with the Board	21

EXECUTIVE COMPENSATION – Compensation Discussion and Analysis	23
Executive Summary Overview of Our 2014 Financial and Operational Performance 2014 Compensation Program Overview Say-on-Pay Executive Compensation Philosophy and Objectives	23 23 24 25 25
Philosophy	25
Role of Compensation Committee, Compensation Consultant, and Executive Officers	26
Peer Data as it Relates to Compensation Decisions	26
Components of Our Compensation Program	27
Total Compensation	27
2014 NEO Direct Compensation	28

Itron, Inc. Executive Management Incentive Plan (as amended and restated)	Appendix A

DIRECTIONS TO 2015 ANNUAL MEETING	Back Cover

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by our Board of Directors of proxies for use at the 2015 Annual Meeting of Shareholders. The meeting will be held in the Porter Room of The Davenport Hotel, located at 10 South Post Street, Spokane, Washington, at 8:00 a.m., local time, on Friday, May 8, 2015, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. The Company’s principal executive office is at 2111 North Molter Road, Liberty Lake, Washington 99019.

Internet Availability of Annual Meeting Materials

Our proxy materials will be available for you to access over the Internet. On or about March 26, 2015, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (Notice) directing shareholders to the web site provided on the Notice where they can access our proxy materials and view instructions on how to vote via the Internet or by phone. The Notice will also provide instructions for obtaining paper copies of the proxy materials and a proxy card, if requested by a shareholder.

The following proxy materials will be available for you to review online:

¡	The Company’s Notice of Annual Meeting of Shareholders;

¡	The Company’s 2015 Proxy Statement;

¡	The Company’s Annual Report to Shareholders for the year ended December 31, 2014 (which is not deemed to be part of the official proxy soliciting materials); and

¡	Any amendments to the foregoing materials that may be required to be furnished to the shareholders by the Securities and Exchange Commission (SEC).

Proposals to Be Voted On at the Annual Meeting

At the annual meeting, we will consider and vote on the following proposals:

(1)

to elect four directors to the Itron, Inc. Board of Directors; one for a term of two years (until our 2017 annual meeting of shareholders), and three for terms of three years (until our 2018 annual meeting of shareholders);

(2)	to re-approve the adoption of the Itron, Inc. Executive Management Incentive Plan;

(3)	to approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2014 (the “Say-on-Pay” vote);

(4)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year; and

(5)	to transact any other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on March 4, 2015, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 38,533,900 shares of our common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the four directors to be elected and one vote on each other matter to be voted on at the annual meeting. Each of our directors and executive officers intends to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of: (1) the election of the nominees for director; (2) the re-approval of the Itron, Inc. Executive Management Incentive Plan; (3) the advisory approval of the compensation we paid our named executive officers in 2014; and (4) the ratification of Ernst & Young LLP as our independent registered public accounting firm.

Quorum and Voting

Each shareholder is entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock on the record date will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee who does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted only for purposes of determining the presence of a quorum.

You may vote your shares in one of several ways, depending on how you own your shares.

Registered Shareholders (Shares held in your name)

Registered shareholders can vote in person, by Internet, by telephone or by mail, by casting their vote as follows:

1)	Attending and voting in person at the annual meeting;

2)

Accessing the Internet website specified in the Notice of Internet Availability and following the instructions provided on the website (or if printed copies of the proxy materials were requested, as specified in the printed proxy card);

3)

Calling the telephone number specified in the Notice of Internet Availability and voting by following the instructions provided on the phone line (or if copies of the proxy materials were requested, as specified in the printed proxy card); or

4)	Requesting a printed proxy card and completing, signing, dating and promptly mailing the proxy card in the envelope provided.

Beneficial Shareholders (Shares held in the name of a broker, bank or other holder of record on your behalf)

If your shares are held in the name of a broker, bank, or other nominee or holder of record, follow the voting instructions on the voting instruction form provided to you by the holder of record to vote your shares.

Proposal One – Election of Directors: Each nominee for director is elected by the vote of the majority of the votes cast with respect to that director’s election. Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares in the election of directors, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number one to the holder of record for your shares, they will not be voted in the election of directors.

Proposal Two – Itron, Inc. Executive Management Incentive Plan: The Itron, Inc. Executive Management Incentive Plan (Plan) will be re-approved if the number of votes cast “for” the Plan exceeds the number of votes cast “against” approval of the Plan. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares on the approval of the Plan, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number two to the holder of record for your shares, they will not be counted in the vote for this proposal.

Proposal Three – Say-on-Pay Vote (non-binding): The advisory (non-binding) vote on this proposal will be approved if the number of votes cast “for” the proposal exceeds the number of votes cast “against” approval of the proposal. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares for this proposal, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number three to the holder of record for your shares, they will not be counted in the vote for this proposal.

Proposal Four – Ratification of Appointment of Independent Auditor: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 will be ratified if the majority of the votes cast are in favor of the proposal. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do have discretionary authority to vote shares on this matter. Therefore, there will be no broker non-votes on the ratification of the Company’s independent registered public accounting firm.

Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the annual meeting, the shares represented by the proxy will be voted as follows: (i) FOR all four proposals; and (ii) in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked only by:

¡	submitting a later-dated proxy for the same shares at any time before the proxy is voted;

¡	delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote; or

¡	attending the annual meeting and voting in person.

If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the Internet site, whichever is applicable to your earlier vote, and follow the directions for changing your vote. If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

Proxy Solicitation

For the 2015 annual meeting, we have retained Innisfree M&A Incorporated to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $10,000, plus expenses. Proxies may be solicited by personal contact, mail, email, telephone, or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers, and employees may also solicit proxies personally or by telephone, without additional compensation.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors (Board) is divided into three classes, with each director holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting, one director, who was elected to the Board effective March 1, 2015 as a Class 1 director, will be elected for a term of two years or until his successor is duly elected and qualified, and three directors will be elected as Class 2 directors for terms of three years or until their respective successors are duly elected and qualified. Unless authority is withheld, the persons named as proxies will vote for the election of the nominees listed below. If any of the nominees become unavailable to serve, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Our Board has nominated the following persons for election to the Board. Each nominee is currently a director and has indicated that he or she is willing and able to continue to serve as a director.

Class 2 (to serve until the 2018 annual meeting)

Kirby A. Dyess

Philip C. Mezey

Daniel S. Pelino

Class 1 (to serve until the 2017 annual meeting)

Timothy M. Leyden

We have concluded that each of the nominees for re-election, as well as the other directors who will continue in office, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board. As described below in their biographies and the section “Director and Director Nominee Qualifications” that follows, the qualifications of our directors and director nominees support our conclusion that each of the individuals should serve as a director in light of our current business operations and structure.

THE BOARD RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE FOUR NOMINEES FOR DIRECTOR.

Appointment of New Directors by the Board – Increase in Size of Board

Effective November 1, 2014, the Board elected Daniel S. Pelino to the Board, which increased the number of directors serving on our Board from ten to eleven. Subsequently, Michael V. Pulli resigned from the Board effective December 31, 2014, so the number of directors was reduced back to ten. In February 2015, the Board elected Timothy M. Leyden to the Board effective March 1, 2015, which increased the Board again to eleven members. As stated above, both Mr. Pelino and Mr. Leyden are nominees for election by the shareholders at the 2015 Annual Meeting. See also “Retiring Director – Reduction in Size of Board”.

Nominee to Serve until 2017 (Class 1)

Timothy M. Leyden (age 63) was elected as a director by the Board effective March 1, 2015. Since 1983 and until his retirement as CFO in September 2014, Mr. Leyden served in various management and leadership roles at Western Digital Corporation, a NASDAQ company (WDC) and industry-leading developer and manufacturer of storage solutions for digital content. Those leadership roles included financial, accounting, manufacturing and information technology functions at WDC and its subsidiaries. WDC has manufacturing facilities in the U.S., China, Japan, Malaysia, the Philippines, Singapore and Thailand, as well as sales offices worldwide. Mr. Leyden left WDC for the period between 2000 and 2007, during which time he initially served as a consultant principal for PRTM, an operational consulting company, followed by CFO positions for multiple divisions of Sage Software USA, a subsidiary of Sage Software PLC and provider of business management software and services. Upon his return to WDC in 2007, Mr. Leyden served as Executive Vice President, Finance and CFO until 2010 and as COO from 2010 to 2012. In 2012, after WDC acquired HGST, Inc., WDC was organized into a parent company with two operating subsidiaries, HGST and WD. Mr. Leyden then served as President of the WD subsidiary, from 2012 to 2013, and subsequently served as CFO of the parent company, WDC, from 2013 until he retired. For a period following his retirement, Mr. Leyden served as advisor to his successor and other WDC executive management until January 2015.

A native of Ireland, Mr. Leyden brings to the Board a mix of financial and operational experience (in hardware and software industries), in addition to a background that includes mergers and acquisitions and integration experience related to the assimilation of acquired companies into both WDC and Sage Software. His prior experience with overseeing global manufacturing, engineering, marketing, and sales operations, when combined with his financial and accounting background, add a depth of international insight to the Board.

Nominees to Serve until 2018 (Class 2)

Kirby A. Dyess (age 68) has been a director since 2006. Ms. Dyess is a principal in Austin Capital Management LLC where she invests in and assists early stage companies. Prior to forming Austin Capital Management LLC in 2003, Ms. Dyess spent 23 years at Intel Corporation where she most recently served as its corporate vice president and as director of operations for Intel Capital, until her retirement in December 2002. While at Intel, she also served as vice president and director of new business development and corporate vice president and director of human resources worldwide. Ms. Dyess serves on the board of directors of Viasystems Group Inc., a public company whose shares are traded on NASDAQ. She also serves on the board of Complí, a privately-held company that provides compliance software to companies, and chairs the board of Prolifiq SW Inc., a privately-held enterprise software company. She has served as vice president and president of the Oregon Board of Higher Education, and served on its board from 2004 to 2009. In 2009, Ms. Dyess was elected to the board of directors of Portland General Electric (PGE), a public utility whose shares are traded on the New York Stock Exchange (NYSE).

Due to her positions at Intel Corporation and her more recent due diligence and investment in numerous early stage technology companies, Ms. Dyess provides the Board with a strong background in technology, brand marketing, human resources, mergers and acquisitions, and business development, in addition to business innovation and research and development knowledge.

Philip C. Mezey (age 55) was President and Chief Operating Officer (COO) of Itron’s Energy segment from March 2011 until December 31, 2012, and effective January 1, 2013, he was elected our President and Chief Executive Officer and a member of our Board of Directors. Mr. Mezey joined Itron in March 2003 as Managing Director of Software Development for Itron’s Energy Management Solutions Group as part of Itron’s acquisition of Silicon Energy Corp., where he had most recently served as its Senior Vice President of Product Development and Strategy. Mr. Mezey was promoted to Group Vice President and Manager of Software Solutions in 2004. In 2005, he became Sr. Vice President Software Solutions, and in 2007 Mr. Mezey became Sr. Vice President and Chief Operating Officer – Itron North America.

Mr. Mezey brings to the Board more than 13 years of experience in research and development, manufacturing, and business development for metering software and related services. While at Silicon Energy Corp., he managed the marketing and sales departments, and was directly involved with a number of mergers and acquisitions prior to Itron’s acquisition of that company. During his tenure at Itron, he has had extensive exposure to international systems and utilities throughout the world, and, as the only employee director, Mr. Mezey provides the Board with valuable insight into management’s views and perspectives, as well as the day-to-day operations of Itron.

Daniel S. Pelino (age 57) was elected as a director by the Board effective November 1, 2014. Mr. Pelino joined International Business Machines Corp (IBM) in 1980, and currently serves as general manager of its public sector business, where he leads IBM’s business in the government, education, healthcare, and life sciences industries, including IBM’s Smarter Cities initiative. He serves as a public sector expert and advisor to government officials, news media, and global publications, and his team helps organizations, states, and countries transform and create citizen-based, digitized services to improve economic vitality. Mr. Pelino currently serves on the Executive Committee for the Patient Centered Primary Care Collaborative (PCPCC) and on the Board of Directors of the Healthcare Executive Network (HEN).

Mr. Pelino provides the Board with a strong background in technology, brand marketing, and business innovation and development. With his worldwide experience in governmental business and strategies, he brings a current global business perspective to the Board. In addition, Mr. Pelino’s knowledge of digitized services created for economic development adds invaluable insight to the Company’s smart metering systems and strategies for its utility customers.

Directors Continuing in Office until 2016 (Class 3)

Lynda L. Ziegler (age 62) has been a director since February of 2013. Ms. Ziegler recently retired from Southern California Edison (SCE), one of the largest electric utilities in the U.S., whose parent is Edison International. During her tenure at SCE, she held various management positions related to customer program offerings, customer service, development, communication and implementation of energy efficiency programs, marketing and communication of smart meters, and generally led all aspects of delivering power to almost 5 million customers. From 2006 to 2011, Ms. Ziegler was Senior Vice President of Customer Service, and from January 1, 2011 until her retirement in September of 2012, she served as Executive Vice President of Power Delivery Services, where she was responsible for transmission and distribution construction and maintenance, customer service, information technology (IT), and support services including procurement and real estate management. In the past she has served on the advisory committee for power delivery and utilization at the Electric Power Research Institute (EPRI), and as a founding member of the Board of the Association for Women in Water and Energy.

Ms. Ziegler brings to the Board her extensive background with public utilities, especially with her recent responsibilities in the industry related to smart meters and customer relations from the utility perspective. Her breadth of knowledge of software services, transmission and distribution construction and maintenance, IT, and business development adds to the diverse business backgrounds of our other members of the Board.

Thomas S. Glanville (age 56) has been a director since 2001. Since 2003, Mr. Glanville has been managing partner of Eschelon Advisors, LP, Eschelon Energy Partners, LP, and affiliates, providing energy and private equity investment and advisory services. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. He currently serves on the board of directors of the privately-held oil and gas exploration and production company Strand Energy, L.L.C. He also serves as chairman of the Texas Tri-Cities branch (Houston, Austin, San Antonio) of the National Association of Corporate Directors (NACD).

Mr. Glanville brings to the Board financial expertise, industry-related experience through his association with Reliant Energy, energy sector exposure through the Eschelon entities, and technology skills that include his involvement with electric metering studies and research while he was vice president of technology for Reliant Energy.

Sharon L. Nelson (age 68) has been a director since 2003. Ms. Nelson is an attorney and served as chief of the Consumer Protection Division of the Washington State Attorney General’s Office from 2003 to 2006, and as director of the Shidler Center for Law, Commerce, and Technology at the University of Washington from 2000 to 2003. In addition, Ms. Nelson has been a consultant to both corporations and nonprofit organizations specializing in advice on public policy and regulation. In the past she has served as chair of the Washington Utilities and Transportation Commission and as president of the National Association of Regulatory Utility Commissioners. She served as a commissioner on the National Commission on Energy Policy from 2002 to 2010, and in 2011 she was co-chair of the State Energy Strategy Advisory Committee for the State of Washington. Previously, Ms. Nelson was a member of the Board of Trustees of the North American Electrical Reliability Corporation (NERC) based in Princeton, New Jersey. NERC’s members consist of the owners, operators, and users of the North American bulk electrical system. The U.S. Federal Energy Regulatory Commission granted NERC the legal authority to enforce reliability standards on users of the bulk power system.

Ms. Nelson has also served on the boards of two other public corporations, XO Telecommunications (now private) and Covad Communications. Her experience as an executive and as a board member of other public companies, her legal background, and her knowledge of public policy and the utility and energy regulatory environment are of great value in her role as a director of Itron.

Directors Continuing in Office until 2017 (Class 1)

Jon E. Eliassen (age 68) has been a director since 1987 and has served as our Chairman of the Board since January 1, 2010. In September 2013 he retired as the president, chief executive officer (CEO) and member of the Board of Directors of Red Lion Hotels Corporation, an NYSE traded company headquartered in Spokane, Washington, where he had served as president and CEO since January 2010. From 2003 until 2007, Mr. Eliassen was president and chief executive officer of the Spokane Area Economic Development Council, and from 1970 until 2003, he held numerous positions within Avista Corporation, a company involved in the production, transmission, and distribution of electricity and natural gas, before retiring in 2003 as senior vice president and chief financial officer, a position he had held since 1986. In addition, Mr. Eliassen is a member of the board of directors of ITL, Inc., a privately held technology company, and was a member of the board of Red Lion Hotels Corporation from September 2003 to September 2013.

In addition to his experience as President and CEO of an NYSE traded hospitality company, Mr. Eliassen has an extensive background with public utilities and the utility industry in general. He contributes to our Board the knowledge gained from his association with a public utility that includes extensive financial experience with accounting, audit, strategic planning, business development, and financing strategy, as well as merger and acquisition involvement that has included due diligence processes, company and business valuation techniques, and financial analyses. In addition, Mr. Eliassen has been a principal or general partner in venture capital firms with expertise in evaluating businesses and has several years’ experience as an expert witness before utility regulatory commissions in matters relating to financial strategy and policy, credit ratings, cost of capital, and capital structure.

Charles H. Gaylord, Jr. (age 69) has been a director since 2006. Mr. Gaylord has been a private technology investor focusing on software and communications since 1994. Until his retirement in 1994, Mr. Gaylord was executive vice president for Intuit Inc., a leading developer of personal and small business finance software programs such as “Quicken” and “QuickBooks”. From 1990 to 1993, he served as chairman and chief executive officer of ChipSoft, Inc., the original publisher of the tax preparation software program “TurboTax”. Mr. Gaylord is a member of the board of directors and a member of the compensation committee of Proximetry Inc., a privately-held company, and is a former member of the advisory board of Technology Crossover Ventures I, an investment firm that invests primarily in private and public information technology companies.

During various periods from 1990 to approximately 2002, Mr. Gaylord was a member of the boards of directors and served on the compensation committees of the following public companies: Stac, Inc.; HNC Software, Inc.; Maxis, Inc.; and Retek, Inc.; and also served as a director of a number of private technology companies. His wealth of knowledge of software services, brand marketing, IT technology, and business development adds to the diverse business backgrounds of our other members of the Board.

Gary E. Pruitt (age 65) has been a director since 2006. From 2002 until his retirement in October 2009, Mr. Pruitt was chairman and chief executive officer of Univar N.V., a chemical distribution company with distribution centers in the U.S., Canada, and Europe. He had been associated with Univar and related entities since 1978 and held a variety of senior management positions within Univar and Van Waters & Rogers, Inc., which ultimately became Vopak USA Inc. Mr. Pruitt has also worked as a chartered accountant with a public accounting firm. He currently serves on the board of Premera Blue Cross, and on the boards of directors of the following NYSE traded companies: Public Storage, Inc.; Esterline Technologies Corporation; and PS Business Parks, Inc.

Mr. Pruitt brings to the Board his experience as a chief executive officer of a multi-national company and all the business attributes required of that position, along with operational and manufacturing expertise through his various other management positions held with Univar. His public accounting financial background and other public board experiences provide strategic and global perspectives on our business as well.

Retiring Director – Reduction in Size of Board

Graham M. Wilson has been a director of Itron since 1990, and his current term will expire at the 2015 Annual Meeting. Mr. Wilson has reached the age of 70 and will retire in accordance with the Company’s Corporate Governance Guiding Principles. During his twenty-five years of service on our Board, Mr. Wilson helped steer the Company through a period of tremendous growth and prosperity which resulted in the recognition of Itron as a world leader in our industry. His financial acumen and business leadership have been invaluable to the Company and the other Board members. We at Itron recognize and appreciate Mr. Wilson’s dedication and service to the Company.

Mr. Wilson’s position as a Class 2 director will be filled by Mr. Pelino, upon his re-election by the shareholders at the 2015 meeting. With the retirement of Mr. Wilson, the number of directors serving on our Board will be reduced from eleven to ten.

Director and Director Nominee Qualifications

Our Corporate Governance Committee assists the Board in reviewing the business and personal background of each of our directors with respect to Itron’s business and its business goals. Our skill criteria for our Board members includes the following: executive leadership experience; functional knowledge of technology and technology applications; international business experience; knowledge of the utility and energy industry; marketing and sales experience; financial experience gained from a chief financial officer position, a CPA or other financial reporting background; expertise in manufacturing or software services; experience as an independent board member with a public company; experience in business integrations, including mergers and acquisitions; and legal or corporate law background. In addition, we look for the following personal criteria: an effective negotiator, listener, and team player; a visionary with a strategic and global perspective; a successful leader with a proven record of accomplishments; a problem-solver; an effective decision-maker; and a person who will take a strong interest in the Company.

Our Corporate Governance Committee generally considers diversity as one of several factors relating to overall composition when making nominations to our Board. While we do not have a formal policy governing how diversity is considered, the Corporate Governance Committee generally considers diversity by examining the entire Board membership and, when making nominations to our Board, by reviewing the diversity of the entire Board. The Corporate Governance Committee construes Board diversity broadly to include many factors. As a result, the Corporate Governance Committee strives to ensure that our Board is represented by individuals with a variety of different opinions, perspectives, personal, professional, and industry experience and backgrounds, skills, and expertise.

When the Corporate Governance Committee considers candidates to be recommended to the Board for inclusion on the slate of director nominees for the next annual meeting of shareholders, it creates a matrix for each candidate to address our criteria. In addition to the qualities described in the individual director biographies, the following matrix summarizes the skills and attributes of our directors and director nominees for 2015 that we believe are essential to our business:

Director Qualifications and Attributes

	Kirby Dyess	Jon Eliassen	Charles Gaylord	Thomas Glanville	Philip Mezey	Sharon Nelson	Daniel Pelino	Gary Pruitt	Timothy Leyden	Lynda Ziegler
Senior leadership/ CEO/COO experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Business development experience	Ö	Ö	Ö	Ö	Ö		Ö	Ö	Ö	Ö
Financial expertise/CFO		Ö	Ö	Ö			Ö	Ö	Ö
Public board experience	Ö	Ö	Ö			Ö		Ö
Independence	Ö	Ö	Ö	Ö		Ö	Ö	Ö	Ö	Ö
Utility Industry expertise		Ö		Ö	Ö	Ö				Ö
Industry expertise – global	Ö			Ö	Ö		Ö	Ö	Ö
Operational manufacturing expertise					Ö		Ö	Ö	Ö
IT/technology/R&D/ Telecom expertise	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Marketing/sales expertise	Ö				Ö		Ö	Ö		Ö
Hardware/software services expertise	Ö		Ö		Ö		Ö		Ö	Ö
Government expertise						Ö	Ö			Ö
Legal expertise						Ö
Mergers and Acquisitions	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Demonstrated integrity-personal and professional	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö

We have concluded that all of our directors, including the nominees for re-election, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board and to contribute to the overall success of our Company. We believe that the diverse background of each of our Board members ensures that we have a Board that has a broad range of industry-related knowledge, experience, and business acumen. See also “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

MORE INFORMATION ABOUT OUR DIRECTORS

COMPENSATION OF DIRECTORS

Director Fees. Our non-employee directors (other than our Chairman) receive an annual retainer of $165,000, with $65,000 paid in cash and $100,000 paid in shares of our common stock. For our Chairman, the annual retainer paid is $230,000, with $110,000 paid in cash and $120,000 paid in shares of our common stock. Members of the Audit/Finance Committee receive an additional annual retainer of $10,000, paid in cash, and members of our Compensation and Corporate Governance Committees receive an additional annual retainer of $6,500 and $5,000, respectively, paid in cash. The committee chairs for the Corporate Governance and Compensation Committees receive an additional annual retainer of $15,000, and the chair of the Audit/Finance Committee receives an additional annual retainer of $20,000, all paid in cash on a quarterly basis. Our Chairman receives no additional retainers for serving on any of our committees.

For new non-employee directors, we issue restricted stock units (RSUs) equal in value to fifty percent of the annual cash retainer (currently at $65,000 for directors other than the Chairman) upon the individual’s election to the Board, with the RSUs vesting ratably over three years. Shares of our common stock and RSUs granted to non-employee directors that are issued as compensation are issued under our 2010 Amended and Restated Stock Incentive Plan.

In 2014 we adopted a policy that, upon attainment of age 65, a Director can choose to receive all of his or her retainer in cash, provided they continuously meet the stock ownership guidelines described in the following paragraph.

Stock Ownership Guidelines. Since 2006, we have maintained stock ownership guidelines for our non-employee directors, including our Chairman. We expect our directors and Chairman to purchase (or hold) shares equal to five times their annual cash retainer within five years from their initial appointment or election as a director, or to be making substantial progress towards meeting the guidelines. For our Chairman that equates to $550,000 worth of stock, and for the other directors, it equates to $325,000 worth of stock. All of our non-employee directors currently comply with these ownership guidelines, with the exception of our recently elected non-employee directors, Lynda Ziegler, Daniel Pelino, and Timothy Leyden, who joined the Board in February of 2013, November of 2014, and March of 2015, respectively, and all of whom are making progress towards their goal.

Deferred Compensation Plan. Pursuant to the Company’s Amended and Restated Executive Deferred Compensation Plan dated January 1, 2012, our non-employee directors are eligible to participate in that plan, and may defer up to 100% of any director fees and 100% of any RSUs that he or she anticipates receiving into a nonqualified account.

2014 Director Compensation Table (for all non-employee Directors)

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (10)	Option Awards ($) (11)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kirby Dyess (1)	80,000	99,924	—	—	—	—	179,924
Jon Eliassen (2)(3)(4)	110,000	119,947	—	—	—	—	229,947
Charles Gaylord (3)(4)	76,500	99,924	—	—	—	—	176,424
Thomas Glanville (5)	85,000	99,924	—	—	—	—	184,924
Sharon Nelson (6)(7)	90,000	99,924	—	—	—	—	189,924
Daniel Pelino (8)	10,833	49,134	—	—	—	—	59,967
Gary Pruitt (6)	75,000	99,924	—	—	—	—	174,924
Michael Pulli (6)(9)	70,000	132,387	—	—	—	—	202,387
Graham Wilson (4)(6)	80,000	99,924	—	—	—	—	179,924
Lynda Ziegler (3)	71,500	99,924	—	—	—	—	171,424

(1)	Chairman of the Compensation Committee.

(2)	Chairman of the Board.

(3)	Member of the Compensation Committee.

(4)	Member of the Corporate Governance Committee.

(5)	Chairman of the Audit/Finance Committee.

(6)	Member of the Audit/Finance Committee.

(7)	Chairman of the Corporate Governance Committee.

(8)	Mr. Pelino was appointed to the Board on November 1, 2014 and his compensation reflects the partial year of service.

(9)	Mr. Pulli was appointed to the Board effective January 1, 2014 and resigned from the Board effective December 31, 2014.

(10)

The amounts in this column reflect the aggregate grant date fair value of the awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Awards are fully vested at grant, except with respect to new directors, who receive RSUs with a vesting schedule of three years (one-third on each anniversary of the grant date). Mr. Pulli received his quarterly stock awards; however, upon his resignation, all of Mr. Pulli’s new director RSUs expired by their terms.

(11)

No options were granted to non-employee directors in 2014. As of December 31, 2014, the following directors had the following options outstanding: K. Dyess – 9,099; J. Eliassen – 5,144; C. Gaylord – 8,486; T. Glanville – 7,212; S. Nelson – 3,486; D. Pelino – 0; G. Pruitt – 8,486; M. Pulli – 0; G. Wilson – 5,986; L. Ziegler – 0.

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS

The leadership of our Board is managed by our Chairman of the Board (Chairman). Our Corporate Governance Guiding Principles (Governance Principles) require the role of Chairman to be held by an independent director who meets the independence requirements of NASDAQ. The Board believes having separate roles of Chairman and Chief Executive Officer (CEO) allows for a more balanced workload between the Chairman and the CEO, especially in light of the current duties and responsibilities of the Chairman, which include the following:

¡	Preside over all meetings of the Board (including executive sessions of the Board) and meetings of the shareholders;

¡	Review the agendas of each Board and committee meeting;

¡	Prepare agendas as needed for executive sessions of the independent directors;

¡	Serve as a liaison between the independent directors and the CEO;

¡	In consultation with the CEO, make recommendations to the Corporate Governance Committee as to membership of Board committees and appointment of Board committee chairs; and

¡	Perform such other duties as the Board may require.

Pursuant to the Company’s Governance Principles, which may be found online at www.itron.com, the Chairman must be an independent director unless the Board determines that the best interests of shareholders would otherwise be better served. The Chairman is elected by the members of the Board following the annual meeting of shareholders (or at such other time as a vacancy for the role of Chairman may occur). The Chairman serves for a term of three years (provided such director is re-elected by shareholders if his or her term as a director does not coincide with his or her term as Chairman). The Chairman does not serve more than two consecutive terms, unless the Board approves an extended term. Our current Chairman, Jon Eliassen, is serving his second term that will expire at the 2016 annual meeting.

If the Board determines that it is in the best interests of the shareholders to combine the roles of CEO and Chairman, the Board will appoint a Lead Independent Director with the duties set forth in the Governance Principles.

See “CORPORATE GOVERNANCE” in this proxy statement for additional information on our Board of Directors.

PROPOSAL 2 – APPROVAL OF THE ITRON, INC. EXECUTIVE MANAGEMENT INCENTIVE

PLAN (AS AMENDED AND RESTATED)

Proposal

We are seeking approval of amendments to and the restatement of the Itron, Inc. Executive Management Incentive Plan, or EMIP, to allow the Company to retain the ability to grant awards to our CEO and such other senior executives (generally, the three other most highly compensated officers other than the chief financial officer) who are considered “covered employees” under Section 162(m) of the Code that are deductible for U.S. federal income tax purposes under Section 162(m) of the Internal Revenue Code (Code). If the amendments to and restatement of the EMIP are approved by our shareholders, the EMIP, as amended and restated, will become effective for awards granted following the Company’s 2015 Annual Shareholders Meeting.

To preserve the Company’s ability to deduct for U.S. federal income tax purposes compensation that certain of our executive officers may recognize in connection with performance-based awards that may be granted in the future under the EMIP, shareholders are being asked to approve certain material terms of the EMIP related to such awards. Section 162(m) of the Code eliminates a federal income tax deduction for compensation in excess of $1 million paid by the Company (or our subsidiaries) to any covered employee each year, unless that compensation is conditioned upon the attainment of one or more “performance-based” goals and otherwise meets the requirements of “qualified performance-based compensation” under Section 162(m) of the Code. Among the requirements for compensation to be considered qualified performance-based compensation is that the material terms of the performance goals pursuant to which performance-based compensation is paid have been disclosed to and approved by the shareholders every five years. The material terms of the EMIP were last approved by the shareholders at the Company’s 2010 Annual Meeting. The material terms of the performance goals under which compensation may be paid under the EMIP include: the eligibility requirements for participation in the EMIP; the performance criteria upon which performance awards may be based; and the maximum amount of compensation that can be paid to any employee under the EMIP. Each of these terms is discussed below, and approval of the EMIP will constitute approval of the material terms of the performance goals.

The EMIP was adopted by the Board on February 12, 2010 and approved by the shareholders on May 4, 2010. Accordingly, in order to continue to be able to make awards under the EMIP that will constitute “qualified performance-based compensation” under Section 162(m) of the Code, the material terms of the EMIP must be approved by the Company’s shareholders. At the recommendation of the Compensation Committee, the Board has adopted amendments to the EMIP, subject to approval by the Company’s shareholders, to clarify tax and legal requirements applicable to awards made under the EMIP, providing for the ability to vary terms to address non-US requirements, and to otherwise implement certain current best practices.

Purpose of the EMIP

The purpose of the EMIP is to provide the material terms, including the performance criteria on which performance goals may be based, that will allow the awards granted under the EMIP to be treated as qualified performance-based compensation under Section 162(m) of the Code and, therefore, preserve for the Company the federal income tax deductibility of incentive compensation paid to senior executive officers who are covered employees. Additionally, the EMIP enhances the Company’s ability to attract and retain highly qualified executives and to provide those executives with additional financial incentives to promote the success of the Company.

The following description of the EMIP is a summary and does not purport to be fully descriptive. See Appendix A attached to this proxy statement for a copy of the entire EMIP.

Summary of the EMIP

Administration. The EMIP will generally be administered by the Compensation Committee of the Board, which is comprised solely of “outside directors” under Section 162(m) of the Code. Each year the Compensation Committee (or the Board, for the CEO) will set incentive targets, establish performance goals and approve incentive awards to the Chief Executive Officer and other participants in the EMIP.

Performance Criteria and Goals. Annually, the Committee must objectively define the manner of calculating the results for the performance criteria used to establish the performance goals and targets for that performance period. The performance period over which the performance goals are measured is generally the fiscal year of the Company, but the period could be of a different duration.

The criteria are limited to the following: net earnings (either before or after interest, taxes, depreciation and/or amortization), sales or revenue, income or net income (either before or after taxes), operating income or net operating income, operating profit or net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), economic profit (including economic profit margin), return on equity or average shareholders’ equity, total shareholder return, growth in sales or return on sales, gross, operating or net profit margin, working capital, earnings per share, growth in earnings or earnings per share, price per share of our common stock, market share, overhead or other expense reduction, growth in shareholder value relative to various indices, safety, and strategic plan development and implementation, any of which may be used to measure the performance of the Company as a whole or with respect to any affiliate, or division, business unit or business segment of the Company or an affiliate, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified in the actual award.

Depending on the performance criteria used to establish the performance goals, the performance goals may be expressed in terms of overall Company performance, the performance of an affiliate of the Company, or the performance of a division, business unit or segment of the Company or an affiliate of the Company, or the performance of an individual, in each case as specified in the document evidencing the award.

The Compensation Committee (or the Board, for the CEO) may, in its discretion, at the time of grant, specify that one or more objectively determinable adjustments will be made to one or more of the performance goals.

Terms of Awards. Within 90 days after the beginning of each performance period (or, if earlier, within a number of days which is equal to 25% of the performance period), the Compensation Committee will determine, in writing (i) the applicable performance period, (ii) specific performance goals for the performance period, (iii) the specific target payout and, if applicable, the maximum payout for each covered employee as a percentage of base salary or based on other formulae, (iii) specific objectively determinable adjustments applicable to the performance goals, (iv) the form of payment and denomination of the award (cash, Company stock, or a combination of both), and (iv) any other terms and conditions for the determination and payment of the award, including the extent to which the award is payable following the employee’s termination of employment.

Form of Payment. If an award granted under the EMIP is payable in shares of our common stock, the shares will be issued under and in accordance with the terms of our Amended and Restated 2010 Stock Incentive Plan.

Maximum Award. The maximum award that may be paid to any participant in a year may not exceed $3,000,000.

Certification. At the end of the performance period, the Compensation Committee must certify the attainment level of the performance goals and determine the amount of the awards to be paid to the participants. In determining the amount payable under an award, the Compensation Committee has the sole discretion to reduce or eliminate (but not increase) the amount otherwise payable to a participant notwithstanding the attainment of the performance goals.

Payment of Awards. After certification, the awards must be paid to the participants no later than 90 days following the close of the performance period or March 15 of the year following the year in which the performance period ends, if earlier.

Amendment and Termination of the Plan. The Board or the Committee may at any time amend, suspend, or terminate the EMIP, subject to shareholder approval to the extent required under Section 162(m) of the Code, and no modification to the Performance Goals (or adjustments) applicable to any outstanding awards may cause the award to fail to be treated as qualified performance-based compensation under Section 162(m) of the Code.

Clawback/Recovery. Awards will be subject to recoupment under any clawback policy that the Company is required to adopt under applicable stock exchange listing rules or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Compensation Committee may impose other clawback, recovery or other recoupment provisions.

Non-US Participants. The Compensation Committee is vested with the authority to adopt sub-plans, rules and modify the terms of awards to facilitate compliance with the laws in a non-US jurisdiction and/or to take advantage of specific tax treatment for awards granted to participants in such jurisdictions.

Section 409A. To the extent applicable, the EMIP and any written instrument evidencing any award will be interpreted in accordance with Section 409A of the Code and any regulations or other interpretive guidance issued thereunder, including any that may be issued after the effective date of the EMIP.

If the shareholders do not approve the amendments to and restatement of the EMIP, awards will not be granted under the EMIP after 2015, and we will be limited in our ability to grant incentive awards to our covered employees that are deductible under Section 162(m) of the Code to the extent that, when combined with other nonexempt compensation, the awards exceed the $1 million limit under Section 162(m) of the Code.

THE BOARD BELIEVES APPROVAL OF THE AMENDMENTS TO AND RESTATEMENT OF THE

EMIP IS IN THE BEST INTERESTS OF THE SHAREHOLDERS AND RECOMMENDS A VOTE “FOR”

THE RE-APPROVAL OF THE ITRON, INC. EXECUTIVE MANAGEMENT INCENTIVE PLAN (AS

AMENDED AND RESTATED).

PROPOSAL 3 – APPROVAL OF EXECUTIVE COMPENSATION (Say-on-Pay)

We are asking our shareholders to approve a non-binding advisory resolution on the Company’s executive compensation programs for our Named Executive Officers (NEOs) (commonly known as “say-on-pay”) as we have described them in this proxy statement. Although this advisory vote is nonbinding, the Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for our executives. In addition, the Board has determined that it will seek say-on-pay votes annually, with the next vote occurring at the Company’s 2016 annual meeting.

As discussed in the Compensation Discussion and Analysis (CD&A) section of this proxy statement beginning on page 23, we believe our compensation programs are reasonable, competitive, and strongly focused on pay-for-performance principles that will result in the creation of long-term shareholder value. Some of the features of our compensation programs that illustrate our philosophy are:

¡

A significant portion of an NEO’s compensation is at-risk or performance-based, and subject to the Company’s operating and financial performance. We consider annual cash-based incentives, equity long-term incentives, and stock options to be performance-based, because each of these three elements is valuable to the executive only if performance goals are achieved and/or our share price improves. In fiscal year 2014, the executive compensation package (base salary, short- and long-term incentives at target) included 84% of at-risk compensation for the CEO and an average of 73% of at-risk compensation for the other NEOs.

¡

Our long-term incentive plan (LTIP) for equity awards granted under our Amended and Restated 2010 Stock Incentive Plan (2010 SIP) has three-year performance periods to encourage NEOs to make decisions that align our long-term goals with shareholder interests, and to discourage taking excessive risks.

¡	Stock ownership guidelines require executive officers to acquire and hold certain amounts of Itron stock to further strengthen alignment of management’s interest with those of our shareholders.

¡

We have established a “Clawback Policy” that covers awards under all of our incentive programs, and provides that if a bonus or equity award is paid that is conditioned on meeting certain financial metrics, and, subsequently, there is a required financial restatement, which had the correct information been known at the time would have resulted in a lower award, then the Board has the right to demand repayment of the excess amount of the award, net of taxes.

¡

We maintain our long-standing commitment to strong corporate governance by continuing our policies of (i) separate Chairman and Chief Executive Officer (CEO) roles, (ii) majority voting for directors, (iii) all independent Board members (except our CEO) and all independent committee members, (iv) executive sessions of independent directors after each quarterly Board meeting, and (v) forbidding the hedging or pledging of Itron stock by our executives.

¡

The compensation of our NEOs varies depending upon the achievement of pre-established performance goals determined by the Compensation Committee (or Board, for the CEO), which are intended to serve as incentives for our executives. When performance does not meet the pre-established target goals, then the amount of compensation paid to our executives is correspondingly reduced or eliminated. See “2014 Compensation Paid to Our NEOs” in the CD&A. See also “Supplemental Tables of NEO Realizable Compensation” in the CD&A section of this proxy statement for a five-year analysis of the current value of our NEOs’ equity compensation as compared to grant date fair value.

¡

We believe our executive compensation policies have enabled us to retain exceptional senior executives whose talent and experience have helped Itron become a leader in our industry. Our Compensation Committee (and the Board, for our CEO), which provides overall direction for our compensation programs, believes the fiscal year 2014 compensation paid to our NEOs is reasonable and appropriate and adequately reflects the Company’s overall performance in 2014.

Shareholders are encouraged to read the full details of our executive compensation programs as described in the CD&A section of this proxy statement.

For the reasons provided above, we recommend that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis (“CD&A”) section of the Company’s proxy statement for the 2015 Annual Meeting of Shareholders (which disclosure includes the CD&A, the Executive Compensation Tables, and the accompanying footnotes and narratives within the CD&A section of the proxy statement).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE

EXECUTIVE COMPENSATION OF OUR NEOs.

PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, upon the recommendation of its Audit/Finance Committee, has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2015 fiscal year, subject to ratification by our shareholders. Although not required to do so, the Board is submitting the selection of Ernst & Young LLP for ratification by the Company’s shareholders for their views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. Representatives of Ernst & Young LLP will be present at the annual meeting to answer questions and will have the opportunity to make a statement if they desire to do so.

In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit/Finance Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit/Finance Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION

OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR.

CORPORATE GOVERNANCE

Corporate Governance Guiding Principles

The Company has adopted Corporate Governance Guiding Principles, which are available on the Company’s website, www.itron.com, by selecting “About Itron”, “Investors” and then “Corporate Governance”. Also, Itron has been a long time member of the National Association of Corporate Directors (NACD), which promotes director education, leadership, and effective governance practices.

Board Matters – Meeting Attendance

Our business, property, and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our offices, and by participating in meetings of the Board and its committees.

In accordance with our Corporate Governance Guiding Principles, directors are expected to attend the Company’s annual meeting of shareholders. All but one of our directors attended the 2014 annual meeting of shareholders. During 2014, the Board met sixteen times. With the exception of Mike Pulli, each of the directors attended at least 75% of the meetings of the Board and 75% of the meetings of each committee of which he or she was a member during the periods in which they were directors or members of such committees. Mr. Pulli resigned from the Board effective December 31, 2014.

Also in accordance with our Corporate Governance Guiding Principles, our independent directors meet in an executive session as often as necessary, but no less than four times annually.

Committees of the Board

We have three committees to assist the Board in fulfilling its responsibilities: Corporate Governance, Audit/Finance, and Compensation. Each of the three committees operates under a written charter that has been approved by the Board. The charters are available on our website, www.itron.com, by selecting “About Itron”, “Investors” and then “Corporate Governance”. The committee charters are reviewed annually and are updated as necessary to reflect changes in regulatory requirements and evolving oversight practices.

The following table shows the current membership of each committee at the end of fiscal 2014:

Director	Compensation Committee	Corporate Governance Committee	Audit/Finance Committee
Kirby Dyess	Chair
Jon Eliassen	X	X
Charles Gaylord	X	X
Thomas Glanville			Chair
Sharon Nelson		Chair	X
Gary Pruitt			X
Graham Wilson		X	X
Lynda Ziegler	X

Director Dan Pelino was elected to the Board in November of 2014 and he will be appointed to one or more committees at the annual meeting of the Board in May following his re-election to the Board by our shareholders. Similarly, Director Tim Leyden was elected to the Board in March of 2015, and he also will be appointed to one or more committees at the annual meeting of the Board in May following his re-election to the Board by our shareholders. Our sole employee director, Philip Mezey, does not sit on any committees.

Corporate Governance Committee. The Corporate Governance Committee is responsible for developing and implementing our Corporate Governance Guiding Principles, evaluating the performance of our Chairman of the Board and the CEO, soliciting recommendations for candidates for the Board, determining the qualification and independence of the directors serving on the Board, making recommendations to the Board regarding candidates to serve on the Board, and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. It also reviews the compensation paid to our directors, and makes recommendations to the Board on director fees and other compensation payable to the Board members.

The Corporate Governance Committee has determined that all of the non-employee directors of the Board are independent (and Mike Pulli, prior to his resignation, was independent) under SEC rules and NASDAQ listing standards. The Corporate Governance Committee held thirteen meetings during 2014.

Audit/Finance Committee. The Audit/Finance Committee monitors our borrowings and capital structure, accounting policies, internal controls over financial reporting, and financial results, and reviews at least quarterly our business financial risks to determine if management and our internal controls are identifying and mitigating risks associated with our business operations. In addition, the Committee has sole authority to retain, compensate, and terminate our independent auditors. The Corporate Governance Committee has determined that all members of the Audit/Finance Committee are independent under SEC rules and NASDAQ listing standards.

The Corporate Governance Committee has also determined that three of the four current members of the Audit/Finance Committee (Messrs Glanville, Pruitt and Wilson) are financially literate in accordance with the Standards of NASDAQ Rule 5605(c) (2) (A) (iv), and that the same three members are also “audit committee financial experts” as defined in Item 407(d) (5) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the Exchange Act). The Audit/Finance Committee held eight meetings during 2014.

Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board for our CEO’s total annual and long-term incentive compensation and setting compensation levels for our other executive officers. The Committee also oversees the administration of various incentive compensation and benefit plans, which includes an annual evaluation of our compensation plans and policies. In addition, the Committee performs any other functions regarding compensation that the Board may delegate to it.

In 2014, the Compensation Committee amended its charter to reflect changes in NASDAQ rules that were effective in 2014. The revised and current charter can be found on our website at www.itron.com by selecting “About Itron”, “Investors” and then “Corporate Governance”.

The Corporate Governance Committee has determined that all members of the Compensation Committee are independent under SEC rules and NASDAQ listing standards. The Compensation Committee held ten meetings during 2014. See “EXECUTIVE COMPENSATION – CD&A” in this proxy statement for more information on the Compensation Committee’s responsibilities regarding the compensation of our executives.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as an officer or employee of the Company. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Transactions with Related Persons

There were no related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in fiscal year 2014. In order to determine this, the Board requires our executive officers, directors, or director nominees to disclose certain information related to related person transactions. A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) that involves the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. The current threshold required to be disclosed under SEC regulations is $120,000. Under its charter, the Corporate Governance Committee of the Board has been delegated with the responsibility of reviewing and approving any related person transactions.

Our Board’s Role in Risk Oversight

The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of our executives’ management of risks relevant to the Company. The Board routinely determines, directly or through Board committees, that: (i) there are adequate processes designed and implemented by Company management such that risks have been identified and are being managed; (ii) the risk management processes are intended to ensure that Company risks are taken into account in corporate decision-making; and (iii) the risk management system ensures that material risks to the Company are brought to the attention of the Board or an appropriate committee of the Board. Each of the Company’s risk management processes are reviewed periodically (but at least once a year) by either the Board or an appropriate committee to which the Board has delegated specific oversight responsibility, as described below. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. Committee chairs regularly report to the full Board on actions taken at committee meetings. At least annually, the Board conducts a review of our long-term strategic plans, and at each of our quarterly meetings, our General Counsel updates the Board on material legal and regulatory matters.

The Audit/Finance Committee is responsible for reviewing our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. It meets regularly with our independent auditors and in executive session to facilitate a full and candid discussion of risk and other issues. Our Compensation Committee is responsible for overseeing compensation risks, including assessing possible risks from our compensation plans and policies for our executives and ensuring that our executive compensation is aligned with Company performance. The Compensation Committee reviews a summary and assessment of such risks annually and in connection with discussions of various compensation elements and benefits throughout the year. Our Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, and our director independence. The Corporate Governance Committee is also involved with succession planning for the Board and management, and its charter requires it to review annually our Corporate Governance Guiding Principles.

Following a review of the Company’s current risk management systems and processes, the Board has concluded that the current allocation of oversight responsibilities between the Board and its committees is adequate, provided that the committees continue to coordinate their risk oversight responsibilities, share information appropriately with the other Board members, and provide timely and adequate reports to the full Board. The Board will continually evaluate its risk oversight role.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company and any subsidiary of the Company, including the CEO and chief financial officer (CFO), and is available on the Company’s website, www.itron.com, by selecting “About Itron”, “Investors” and then “Corporate Governance.” In addition, we have adopted policies and procedures for reporting and investigating suspected violations of the Code of Conduct. The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics or provisions of the Code of Conduct, that applies to the CEO or the CFO, by posting such information on our website, www.itron.com.

Anti-Hedging Policy

The Company has adopted an Anti-Hedging Policy that prohibits our directors, officers, and employees from entering into transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. See “EXECUTIVE COMPENSATION – CD&A – Anti-Hedging Policy” in this proxy statement for more information on this policy.

Clawback Policy

The Company has adopted a repayment or “clawback” policy, which provides that if a bonus or equity award (award) is paid that is conditioned on meeting certain financial metrics, and, subsequently, there is a required financial restatement, which had the correct information been known at the time would have resulted in a lower award, then the Board has the right to demand repayment of the excess amount of the award, net of taxes, from an executive officer who has received an award.

Director Nominations by Shareholders

In accordance with the Company’s Amended and Restated Bylaws, in order to nominate a director for election to the Board at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Corporate Secretary of the Company at the Company’s executive offices no fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

¡	the name and address of the shareholder;

¡	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

¡	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

¡	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

¡	name and address;

¡	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable SEC rules;

¡	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

¡	the consent of such nominee to serve as a director, if elected.

Other directors and senior management of the Company may also recommend director nominees for consideration by the Corporate Governance Committee. The Corporate Governance Committee evaluates director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration the qualification criteria set forth under “ELECTION OF DIRECTORS – Director and Director Nominee Qualifications” in this proxy statement. In the event of a shareholder recommendation, the Corporate Governance Committee screens and evaluates the person recommended in the same manner as other candidates. In addition, the Corporate Governance Committee determines if the proposed director nominee will have sufficient time available to carry out his or her Board duties and responsibilities effectively. The Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate.

Shareholder Communications with the Board

The Company’s Board provides a process whereby shareholders may contact the Board or any committee as a group or any committee chair or individual director, by email addressed to boardofdirectors@itron.com. Shareholders should clearly specify in each communication the name of the director to whom the communication is addressed. Shareholders may also write to the Board or any committee as a group or any committee chair or individual director by sending the communication to: Itron, Inc., Attn: Corporate Secretary, 2111 N. Molter Road, Liberty Lake, WA 99019. Communications may also be submitted through our website at www.itron.com by selecting “About Itron”, “Investors,” “Corporate Governance,” and then “Contact the Board”.

Shareholder communications are delivered directly to the Corporate Secretary of the Company, who then determines whether to forward such communications to the specified director addressees. You can access a description of the process that the Corporate Secretary uses for determining whether to forward shareholders’ communications to directors at our website, www.itron.com, by selecting “About Itron”, “Investors,” “Corporate Governance,” and then “Contact the Board.”

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2016 annual shareholders meeting should follow the procedures specified under “SHAREHOLDER PROPOSALS FOR 2016” in this proxy statement. Shareholders wishing to nominate directors should follow the procedures specified under “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

In the following CD&A, we will present (1) an executive summary that provides an overview of our 2014 financial and operational performance, as well as significant aspects of our 2014 compensation programs; (2) our compensation philosophy and the processes we use to make compensation decisions for our NEOs; (3) the components of our compensation and benefits plans; and (4) detailed 2014 compensation information for our NEOs.

Our 2014 NEOs, as determined by SEC rules, are as follows:

¡	Philip C. Mezey – President and CEO;

¡	John W. Holleran – Executive Vice President and Chief Operating Officer (COO);

¡	Steven M. Helmbrecht – Executive Vice President and Chief Financial Officer (CFO) (through September 7, 2014);

¡	W. Mark Schmitz – Executive Vice President and CFO (as of September 8, 2014);

¡	Michel C. Cadieux – Senior Vice President, Human Resources (as of February 17, 2014); and

¡	Shannon M. Votava – Vice President, General Counsel and Corporate Secretary.

Executive Summary

Overview of our 2014 Financial and Operational Performance.

We made progress in fiscal 2014 compared with fiscal 2013 on many fronts, ending the year with higher revenues, significant backlog growth and increased cash flow.

Business highlights for 2014 include the following:

¡	Revenue growth of 1% compared with last year, and 2.8% adjusting for the impact of foreign currency exchange rates.

¡	Record revenue levels in the Water segment.

¡	Bookings of $2.4 billion for the year – up 23% from 2013.

¡	Total year-end backlog of $1.49 billion – up 39% from 2013.

¡	Free cash flow of $88 million, nearly double the free cash flow generated in 2013.

¡	Settlement of several long standing international legal disputes.

¡	Continued restructure of our business to reduce costs and improve efficiencies.

Total revenues increased by 1% compared with 2013. Revenues in the Water and Gas segments grew year-over-year by 7% and 5%, respectively, which offset a decline in the Electricity segment. Electricity’s revenues were impacted by weaker sales in the European, Middle East and African (EMEA) regions and our decision to exit the standard residential meter business in Brazil. Our gross margin remained relatively flat, with a slight improvement from 2013 of 31.5% to 31.6% for 2014.

During the year, we continued to focus on streamlining our operations and developed a plan to improve the profitability of the Electricity segment. Operating performance in the Electricity segment improved in 2014 due to higher revenues from smart grid projects in North America and reduced costs driven by our execution of restructuring efforts announced in September 2013. In November 2014, we announced another and more aggressive restructuring project to further reduce costs and improve efficiencies in the Electricity segment and related general and administrative activities, in order to achieve annualized cost savings of approximately $40 million by the end of 2016.

Our sales success in 2014 delivered an impressive year-end backlog of $1.49 billion. This success and momentum has been spurred by our continued commitment to provide innovative products and services to our customers. In October we launched our Itron OpenWay Riva™ software service, which delivers edge intelligence and adaptive communications technology to provide optimal network performance and better support at the device level for analytics such as load management and distribution automation, at lower total cost of ownership. Earlier in the year we introduced Itron® TOTAL Services, where we provide complete managed services for utilities’ data collection systems and operations, with predictable subscription-based pricing.

We were also honored with the 2014 Frost & Sullivan “Company of the Year” award for Smart Cities. The award recognizes Itron’s smart city growth strategy, diversified offerings, and excellence in implementation. Itron is strongly positioned to participate in the coming Internet of Things (IoT) technology advancements that cities around the world are increasingly demanding so they may enhance their sustainability and become more energy efficient, automated and integrated.

Finally, we hired two new senior executives with extensive global experience whom we believe bring enhanced expertise and capabilities to Itron. Michel Cadieux was appointed Senior Vice President of Human Resources in February 2014, and Mark Schmitz was appointed Executive Vice President and CFO in September 2014.

2014 Compensation Program Overview.

We continue our long-standing commitment to strong corporate governance that includes aligning a significant portion of compensation with performance. As a result, our programs contain the following attributes:

What We Do	What We Don’t Do

☑ Award a mix of annual and long-term incentive compensation, the majority of which is variable or at-risk (73%)

☑ Measure performance for long-term compensation over a three-year performance period to encourage executive retention

☑ Structure long-term compensation so that 50% is subject to achievement of objective, pre-established financial goals to tie compensation to shareholders’ interests

☑ Require aggressive minimum stock ownership guidelines

☑ Use an independent compensation consultant

☑ Seek shareholder approval of our executive compensation on an annual basis

☑ Maintain a Clawback Policy for executives

☑ Maintain a Severance Policy for executives

☑ Maintain totally independent Board (other than the CEO), and all Board committees consist entirely of independent directors

☑ Structure incentive compensation to be deductible for income tax purposes for the Company when possible

☒ No employment agreements with executives (i.e., all serve “at will”)

☒ Minimal perquisites

☒ No “single trigger” change-of-control (CIC) cash payments; all CIC agreements provide for “double-trigger” treatment of equity awards.

☒ No excise tax gross ups in CIC severance agreements.

☒ No shareholder rights plan

☒ No option backdating or repricing

☒ No margining, derivative or speculative transactions, such as hedges, pledges and margin accounts by our executives

Compensation paid to our NEOs in 2014 was consistent with and reflective of our pay-for-performance philosophy. Each year our Compensation Committee (Committee) sets specific compensation targets and goals consistent with this pay-for-performance philosophy. See “Components of Our Compensation Program” in this CD&A. Given our less than robust financial performance in 2013, there were no payouts under our equity-based Long-Term Incentive Plan (LTIP), and minimal cash payouts under our annual Executive Management Incentive Plan (EMIP) in 2013 to three of our five NEOs. Performance-based RSUs (PRSUs) granted under the LTIP account for 50% of an NEO’s long-term incentive opportunity. In 2014, our NEOs earned modest performance-based compensation under both our LTIP and our EMIP. There were payouts under the LTIP totaling 9,472 PRSUs distributed to the NEOs (out of a possible 49,332 PRSUs maximum opportunity) for the two-year performance period 2013-2014, and annual cash incentives earned under the 2014 EMIP by our NEOs averaged 73% of the target payout. See “2014 Compensation Paid to Our NEOs” in this CD&A.

Say-on-Pay.

In 2014, shareholders were presented with an advisory vote to approve our executive compensation paid in 2013. Approximately 75% of our shareholders who voted were in favor of our executive compensation programs. We implemented extensive changes to our compensation programs in 2013, and, following the positive feedback we received from our major shareholders at that time, in addition to the favorable shareholder vote on say-on-pay in 2014, we have continued the same programs in 2014. The programs, as summarized above, were meant to reinforce our strong corporate governance policies and continue our policy of aligning our executive compensation to the financial performance of the Company. In order to emphasize our commitment to these programs, we are reaching out to our shareholders in early 2015 to discuss our executive compensation paid in 2014, together with the Committee’s decisions that affected our policies and the 2014 compensation, as described in the following pages of this CD&A.

Executive Compensation Philosophy and Objectives

Philosophy

The philosophy underlying the Company’s compensation plans is to provide compensation that attracts and retains top performers and rewards individual, Company, and business line performance in line with our shareholders’ interests. Our programs provide a competitive package of annual base pay, annual cash incentives, and long-term equity based incentives, with a majority of compensation tied to at-risk or performance-based financial measurements (See “Components of Our Compensation Program”.) Our executive incentive compensation plans (both annual and long-term) align with the Company’s performance which is generally defined in terms of revenue, EBITDA, and comparative total shareholder return (TSR). The short-term annual cash compensation is tied partially to individual performance objectives for certain NEOs, as well as business line performance. These objectives are set by the CEO and agreed to annually by the executive, and they are intended to motivate and reward achievement of strategic goals which we believe will help build organizational competitiveness. The Committee believes these individual goals are important to motivate our NEOs to focus on strategic objectives in addition to the long-term success of the Company.

Because Itron is widely recognized as a world leader in our industry, we recruit, motivate, and retain exceptional, highly talented people who are key to our continued leadership and success. This is especially important while we work through a significant restructuring which we expect will enable us to grow the Company in terms of revenue and profitability. We focus on creating a pay-for-performance culture, but one that does not encourage excessive or unnecessary risk-taking. Our executive compensation programs are reviewed annually, and targets and metrics may be changed to support Itron’s business goals and promote both short-and long-term profitable growth of the Company. Currently we target our full compensation package for our executives to fall within the 50th to 75th percentile of peer compensation data for comparable positions. We design our compensation programs to achieve the following objectives through a combination of fixed and variable cash and equity-based elements:

¡	Performance (Company) – motivating performance by creating a direct link between compensation and the Company’s performance, as measured against pre-set financial goals;

¡

Performance (Individual) – motivating performance by rewarding those NEOs who contribute their skills, talent and perseverance to the Company’s business in ways that may be tied directly or indirectly to financial goals and to the NEO’s respective business segment;

¡	Alignment – aligning our NEOs’ interests with those of our shareholders by fostering stock ownership and paying a significant portion of compensation with equity; and

¡

Retention and Recruitment – providing a competitive total compensation package of annual base pay, annual cash incentives, and long-term equity incentives so we can both attract and retain talented, qualified executives.

Role of Compensation Committee, Compensation Consultant, and Executive Officers

The Committee provides oversight and direction for our executive compensation plans, policies, and programs, and determines the components of compensation for each of our NEOs. Each member of the Committee qualifies as an independent director under NASDAQ listing standards and SEC rules. In addition, each member is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code).

The Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the full Board, based upon recommendations of the Committee. The Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Committee has hired Frederic W. Cook & Co. (FWC) as its independent consultant. FWC reports directly to the Committee and does not provide any additional services to management. The Committee has conducted an independence assessment of FWC in accordance with recently adopted SEC rules.

Members of our management team typically attend meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated; however, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from the CEO regarding the compensation of our other executive officers. The Committee meets in executive session to discuss other compensation matters, including its recommendations to the full Board on the CEO’s compensation.

Peer Data as it Relates to Compensation Decisions

To determine market-based compensation for our executives, the Committee, after consultation with FWC, identified a relevant group of peer companies for which there is publicly available compensation information, which are part of the same broad Standard & Poor’s (S&P) industry classification, and are similar in size and scope of operations (Peer Companies). Many of our direct competitors (Elster, Sensus, and Landis & Gyr) are private, and there is no publicly available compensation information about them. For 2014, our Peer Companies are named below, with those we consider to be direct competitors of Itron identified with an asterisk. The other 12 companies in our Peer Group, like Itron, are in the S&P industry classification of technology hardware and equipment, and also have significant international operations. The size criteria generally ranged from one-third to three times Itron’s revenues and market capitalization. During the 2014 year, Molex, Inc, was omitted because it merged into another entity.

Ametek, Inc.	ESCO Technologies, Inc.	Pentair, Ltd.

AVX Corporation	FLIR Systems, Inc.	Plexus Corp.

Belden Inc.	*Mueller Water Products, Inc.	*Roper Industries, Inc.

Benchmark Electric LLC	NCR Corporation	Trimble Navigation Limited

Diebold Inc.		Vishay Intertechnology, Inc.

*	direct competitors

For each of the Peer Companies, FWC obtained data regarding base salaries, annual incentives, and long-term incentives from their annual proxy statements. This data was supplemented with survey data prepared by Radford Survey & Consulting (Radford Survey), a unit of Aon Consulting, which provides compensation market information on more than 700 technology companies, presented anonymously. Itron participates in this survey. The Radford Survey is well-known within the technology industry, and it provides total direct compensation levels for specific executive-level positions, including base salary, annual short-term incentive compensation, and long-term incentive compensation. The Radford Survey data was narrowed to those technology companies with revenues similar to Itron’s of between $1 billion and $3 billion.

The Committee uses the Peer Companies and the Radford Survey data as benchmarks to establish a range of competitive compensation for our NEOs. For each NEO, the Committee determined the salary range, annual incentive target, and long-term incentive based upon the median to 75th percentile of the market data for the position being evaluated. Then, taking into account the experience, performance, responsibilities, and contributions to the Company by each executive, the Committee makes a decision for each executive (other than the CEO) on base pay, annual incentive pay opportunity, and long-term incentive opportunity. For the CEO, the Committee makes a recommendation to the full Board, and the Board reviews and approves the CEO’s compensation. The Committee (and the Board for the CEO) decided to make no adjustments to the base salaries of our NEOs in 2014, with the exception of Messrs. Schmitz and Cadieux, who were new to the Company in 2014 and whose salaries and compensation were determined as set forth in the following pages under “2014 Compensation Paid to Our NEOs”.

See “Modifications Made to Peer Companies for 2015 Compensation Decisions” in this CD&A for information about proposed changes to the Peer Companies for compensation planning in 2015.

Components of Our Compensation Program

Total Compensation. The Committee designs the compensation plans to reward performance and encourage the achievement of the Company’s near-term objectives and long-term strategic goals. Base salary provides a stable amount of fixed compensation to the executive, while annual cash incentive awards are used to reward the achievement of the Company’s annual, near-term financial performance objectives together with an individual NEO’s personal objectives, where applicable. The Committee uses long-term equity-based compensation to reward our NEOs for overall Company performance and to align a significant portion of their overall compensation with the long-term interests of our shareholders. Because of our pay-for-performance philosophy, we overweight the executive’s long-term incentive opportunity towards performance-based restricted stock units (PRSUs) under our Long Term Incentive Plan (LTIP) when compared to that of our Peer Companies. Finally, for NEOs, the Committee oversees severance, retirement, and other benefits intended to promote the objectives of our compensation plans. The table that follows summarizes our total compensation paid to the NEOs in 2014, as well as the purpose of each element and what it is designed to reward.

2014 NEO TOTAL DIRECT COMPENSATION (TDC)

Overview of 2014 TDC
Pay Element	What It Does	How It Links to Performance

Base Salary	Provides a competitive rate relative to similar positions in the market, and enables the Company to attract and retain executives

¡    Based on job scope, level of responsibilities, experience, tenure, and market levels

¡    Also reflects performance in the role and growth of the Company

¡    Reviewed annually and at promotions or change in responsibilities

Annual Cash Incentive Compensation (EMIP)	Encourages focus on achievement of Itron’s annual financial plan as well as specific goals in the strategic plan

¡    Payouts may range from 0% to 200% of a target opportunity based on actual performance versus pre-established goals

¡    Payouts are based:

–    CEO and COO: 100% financial metrics

–    All others: 80% financial metrics and 20% individual goals

¡    Financial metrics include Revenues and Adjusted EBITDA Margin, equally weighted

¡    Individual goals are based on specific strategic objectives for the organization

Long-term Incentive Plan (LTIP) Compensation: Performance-based Awards (PRSUs)	Rewards achievement of performance related to the Company’s long-term objectives and provides shareholder alignment

50% of LTIP awarded as performance-based RSUs

¡    Payouts may range from 0% to 200% of a target opportunity based on actual performance versus pre-established goals

¡    Three-year performance period

¡    Payouts are determined based on EPS performance, with a relative TSR modifier:

–    0-160% of target is earned based on average annual EPS performance over the three-year period

–    Additional multiplier of +/- 25% is then applied based on Itron’s relative TSR performance versus the Russell 3000 Index over the three year- performance period

LTIP Compensation: Stock Options	Rewards achievement of stock price appreciation and provides shareholder alignment	25% of LTIP awarded as stock options ¡ Exercise price equal to 100% of fair market value on the grant date ¡ Vesting in one-third annual increments over three years ¡ Ten-year exercise term

LTIP Compensation: Time-vested RSUs	Supports retention and provides shareholder alignment	25% of LTIP awarded as time-vested RSUs ¡ Typical vesting in one-third annual increments over three years ¡ RSUs are paid in Itron shares at vesting

Other Benefits

Executive Deferred Compensation Plan

NEOs located in the U.S. are eligible to participate in our Executive Deferred Compensation Plan (EDCP). We offer the EDCP to our highly compensated employees to give them the benefit of being able to defer some of their taxable income, which also encourages their retention with the Company. Participants may defer up to 50% of their base salary and annual cash incentive into a nonqualified account. Executives are also permitted to elect to defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) Plan. In 2014, the Company made matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year, which is the same matching formula as the Company’s 401(k) Plan. The employer match into the Executive Deferred Compensation Program only commences after the employee reaches IRS limits on the 401(k) plan and is no longer eligible for the 401(k) match. The executives’ account balances are adjusted for hypothetical investment earnings or losses according to the returns of the specified “measurement funds” selected by the executives. The measurement funds correspond to the mutual funds available for investment under the 401(k) Plan (but currently do not include a Company stock fund).

Refer also to the narrative following the “2014 Nonqualified Deferred Compensation Table” in this section under “EXECUTIVE COMPENSATION TABLES”.

401(k) Plan and Employee Stock Purchase Plan

Executives located in the U.S. are eligible to participate in our 401(k) Plan which provides our employees, including executives, with a 50% Company match on the first 6% of compensation deferred, subject to qualified plan limits. Similarly, executives located in the U.S. may participate in the Company’s Employee Stock Purchase Plan, along with our other U.S. employees.

We do not maintain any defined benefit or supplemental retirement programs for our NEOs.

Change-in-Control (CIC) Agreements

We have entered into CIC agreements with our executives to encourage their full attention and dedication to the Company in the event of a change-in-control of the Company, and to provide them with reasonable compensation and benefits in the event of a change-in-control and a subsequent loss of employment. All equity awards granted after January 1, 2014 have “double trigger” requirements before vesting upon a change-in-control. See – “EXECUTIVE COMPENSATION TABLES – Potential Payments upon Change-in-Control” in this proxy statement for descriptions of the benefits provided under the CIC agreements.

Employment Agreements; Severance Policy

We do not have formal employment agreements with our executives. However, we do have a Severance Policy for our executives which provides severance pay equal to one year’s base salary, employer benefit premium payments or reimbursements for one year, and outplacement assistance, provided there is a release of claims and non-disparagement agreement with the executive. In addition, the executive must enter into a one-year non-compete agreement, where enforceable. The Company adopted this policy in 2014 in recognition of the difficulty executive officers who are terminated involuntarily usually have in obtaining a comparable position to the one he or she had with the Company.

Other Components Related to Compensation of Our Executives

Stock Ownership Guidelines & Policies

Since 2006, we have had stock ownership guidelines to encourage our key executives to own stock at least equal in value to: (i) six times base salary for our CEO; (ii) three times each NEO’s base salary for our executive VPs; and (iii) two times each NEO’s base salary for our senior VPs and our General Counsel. Common stock, restricted stock awards, RSUs, and stock held in the 401(k) Plan and the Employee Stock Purchase Plan all count towards satisfaction of the guidelines; however, unexercised stock options do not. We believe that when our executives hold an equity interest in the Company, they will be less inclined to take excessive business risks. We annually review the levels of stock ownership of our executives, and, based on a rolling 12-month average of our stock price as of the end of 2014, John Holleran is the only NEO who has met the guidelines. The other NEOs, all of whom were elected to their present positions within the last three years, are making progress towards meeting those guidelines. We also have stock ownership guidelines for the members of our Board (see “COMPENSATION OF DIRECTORS” in this proxy statement).

Anti-Hedging Policy

Since a primary objective of our compensation programs is to create a strong alignment between our officers and directors and the interests of our shareholders, we prohibit our officers and directors from engaging in transactions designed to insulate them from changes in the Company’s stock price. Therefore, the Company has adopted an Anti-Hedging Policy that prohibits our directors, officers, and employees from entering into transactions that include (without limitation) equity swaps or short sales of our securities, margin accounts or pledges of our securities, and hedges or monetization transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. In addition, the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities is prohibited under this policy, and borrowing against any account in which our securities are held is prohibited.

2014 Compensation Paid to Our NEOs

Compensation Tied to Performance.

We tie a majority of our NEOs’ compensation to the Company’s financial performance, so that our NEOs’ interests are aligned with those of our shareholders. The following charts highlight that portion of the CEO’s 2014 total compensation and the percentage of our total, averaged NEOs’ 2014 compensation which is variable or “at risk” (including equity grants of performance-based RSUs, time-vested RSUs, and stock options, and annual cash incentives under the EMIP).

2014 Compensation

Base Salaries. At its quarterly meeting in December 2013, the Committee reviewed the Peer Companies and Radford Survey data available and, in consultation with its compensation consultant, determined the 2014 salaries for our NEOs that are set forth in the “Summary Compensation Table” in this section of the proxy statement. The Committee concluded at that time that no salary adjustments for any of the current NEOs would be made.

During 2014 there were changes for two of our senior executive positions. In February, Michel Cadieux was elected Senior Vice President, Human Resources, replacing our Vice President of Competitive Resources who left the Company at the beginning of 2014. In 2014, the Company determined a significant human capital program restructure must be achieved to support the necessary business transformation. As candidates were evaluated, the Committee, in consultation with its independent consultant, determined that in order to hire a candidate with sufficient depth of knowledge and experience, higher levels of compensation would be required. Although the Committee typically provides executive compensation based on the median to 75th percentile of the market data for a specific position, Mr. Cadieux’s total compensation is slightly in excess of the 75th percentile, in recognition of his experience and skills, particularly with global technology companies. Given the transformation work Mr. Cadieux is leading, his compensation is intentionally heavily weighted towards performance-based compensation. See the “Summary Compensation Table” in this CD&A.

In September 2014, our Executive Vice President and CFO Steven Helmbrecht left the Company, and Mark Schmitz was elected to succeed him. To effect an orderly transition of his responsibilities, however, Mr. Helmbrecht remained employed by the Company as Vice President of Finance and received his full salary until the end of 2014. In accordance with our Severance Policy for executive officers, Mr. Helmbrecht was paid severance in the amount of one year’s base salary and was also entitled to receive employer benefit premium payments on medical benefits for one year following his termination. Beginning January 1, 2015, Mr. Helmbrecht served in the capacity of a consultant through the end of February 2015, for which he was paid a monthly stipend of $2,000.

For Mr. Schmitz, the Committee relied on the Radford Survey as well as Peer Companies data provided by its compensation consultant for executives with Mr. Schmitz’s experience and qualifications to determine the salary and other compensation payable to Mr. Schmitz, all of which is reflected in the Summary Compensation Table that follows this section of the CD&A. The base salary for Mr. Schmitz represents the approximate median of that paid by our Peer Companies for similar positions.

Annual Cash Incentives – EMIP. Like their base salaries, the targeted annual cash awards for the NEOs were not adjusted by the Committee at the beginning of 2014. For Mr. Mezey, the targeted annual cash award under the EMIP for 2014 remained at 125% of his base salary, and for Mr. Holleran it remained at 100% of his base salary. The Committee (and the Board for the CEO) determined these payout percentages were appropriate given the elements of their annual incentive plan that are entirely based on the financial performance of the Company. The remaining NEOs’ incentive plans included additional elements described in the following paragraphs. For Mr. Helmbrecht, the targeted payout remained at 85% of his base salary, and for Ms. Votava, it remained at 50% of her base salary. For Messrs. Cadieux and Schmitz, our new NEOs, the targeted payout for both is 75% of their base salary, which is within the competitive range of that paid by our Peer Companies for those positions. See the table “NEO Actual Rewards” that follows this section and shows targeted as well as actual payouts for our NEOs.

For Messrs. Mezey and Holleran, there were two elements in their annual incentive plan: (i) Company consolidated revenue (50%) and (ii) Company consolidated adjusted EBITDA as a percent of consolidated revenue (50%). For Ms. Votava and Messrs. Helmbrecht, Cadieux and Schmitz, there were three elements in their annual incentive plan: (i) Company consolidated revenue (40%); (ii) Company consolidated adjusted EBITDA as a percent of consolidated revenue (40%); and (iii) personal objectives established with, and approved by, the CEO (20%). See also the following table, “2014 EXECUTIVE MANAGEMENT INCENTIVE PLAN – Metrics, Weighting, Targets, and Actual Results”.

The individual goals for each executive, as determined in consultation with the CEO and reviewed with the Committee, generally encompass strategic objectives as they relate to both the individual business segments and the entire Company, and in 2014 were developed to continue to strengthen our organizational capabilities through efficient alignment and accountability.

For Ms. Votava, her goals focused on key due diligence efforts, improvement of departmental operational efficiencies, direct support of major contract negotiations and case settlements, and implementing key risk mitigation strategies. Mr. Cadieux’s individual goals centered on a strong collaboration with the CEO in building a world class leadership team, including building a succession plan to address organizational gaps, and leading major senior leader recruitment efforts to improve leadership talent within the organization. Additionally, his goals centered on development and implementation of a 3-year human capital roadmap that provides our business with a focus on strong partnerships with business and functional leaders. Mr. Cadieux also played a major role in leading the G&A cost reduction review and implementation that was part of our restructuring activities. See the following tables: 2014 EMIP Metrics, Weighting, Targets, Actual Results, and 2014 EMIP – NEO Actual Awards.

Mr. Helmbrecht’s goals were focused on the improvement of Itron’s financial technology platform, improvement in the effectiveness and efficiency of the Finance organization, improvement in the quality and timeliness of Itron’s accounting and reporting, and transition of the CFO leadership role to Mr. Schmitz. For Mark Schmitz, who joined the Company in September of 2014, his goals were to provide a strong performance supporting the day-to-day operations and reporting requirements, strengthening the controllership function, developing a comprehensive tax strategy, and leading major cost reduction initiatives within the Company’s finance organization and business units.

Each executive had one element of his or her goals related to management of expenses within the budget. These individual goals are designed to encourage the NEOs to focus on internal corporate efficiencies and global strategic processes that we believe will help drive future growth of the Company. As explained above under the EMIP annual incentive plan, Messrs. Mezey and Holleran were not assigned individual goals in 2014.

We use adjusted EBITDA as a performance metric in the EMIP because we believe that it is important to focus on both revenue as well as profitability. Non-GAAP adjustments exclude certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. We believe this is a better measurement of our core business and enhances the overall understanding of our current and future performance. We define adjusted EBITDA as GAAP net income or loss minus interest income, plus interest expense, depreciation, and amortization of intangible asset expenses, restructuring expense, acquisition-related expense and goodwill impairment, and we exclude the tax expense or benefit. We believe this adjusted EBITDA metric, when included with consolidated revenue, provides a more balanced illustration of our financial performance and the ongoing operations of our business. A schedule reconciling GAAP to non-GAAP results is available on our website at www.itron.com.

EMIP 2014 Adjustments. Each year, the Committee reviews the financial performance levels and considers adjustments for items that are not reflective of normal operating performance for that year. These adjustments are items that the Committee believes are fair to both participants and shareholders, encourage appropriate actions that foster the long-term health of the business, and are consistent with the objectives underlying our predetermined performance goals. Such exclusions may consist of the costs and financial effects of restructuring, acquisitions and dispositions, selected legal costs and settlements, and the effects of foreign currency translation.

For the 2014 EMIP plan year, the Committee excluded certain discrete expenses from the adjusted EBITDA results related to long-standing global litigation disputes and restructuring efforts. These legal disputes dated back to the mid-1990s, were not part of the budget, and the Board encouraged management to resolve such matters in 2014 if possible. Restructuring costs were related to the repositioning of our Electricity business segment and our G&A transformation, both of which were accelerated to 2014 from 2015 due to their immediate impact on costs. These exclusions added $11 million back to Adjusted EBITDA, resulting in a total Adjusted EBITDA margin of approximately 8.75%, and a payout for this portion of the annual bonus equal to approximately 34% of target.

Note that as used in the table below, and for the purposes of determining the 2014 EMIP bonus calculations, the term “consolidated adjusted EBITDA” excludes such discrete expenses and therefore is distinct from and does not conform with our stated definition of Adjusted EBITDA with respect to our earnings releases and other financial results filed in our reports with the SEC (and as stated on our website.) See the table below for specific award calculations for 2014.

EMIP 2014 Payouts. The first table below shows for each NEO the fiscal 2014 financial and operational performance targets and actual results for awards under the EMIP. The second table indicates the actual awards and bonus paid for each NEO’s attained results.

2014 EXECUTIVE MANAGEMENT INCENTIVE PLAN (EMIP)

Metrics, Weighting, Targets, Actual Results

Payout Factor		Results Required to Achieve Bonus (in millions)			2014 Actual Results as Adjusted (millions) (1)	2014 Actual Percentage Attainment (% attainment of Target Bonus)
Metrics	Weighting Factor	Threshold	Target	Maximum
		(25%)	(100%)	(200%)

P. Mezey
Consolidated Revenue	50.0%	$1,794	$1,959	$2,145	$1,970.8	107.4%
Consolidated Adjusted EBITDA %	50.0%	8.56%	9.30%	11.30%	8.75%	34.2%

Total						70.8%

J. Holleran
Consolidated Revenue	50.0%	$1,794	$1,959	$2,145	$1,970.8	107.4%
Consolidated Adjusted EBITDA %	50.0%	8.56%	9.30%	11.30%	8.75%	34.2%

Total						70.8%

S. Helmbrecht
Consolidated Revenue	40.0%	$1,794	$1,959	$2,145	$1,970.8	107.4%
Consolidated Adjusted EBITDA %	40.0%	8.56%	9.30%	11.30%	8.75%	34.2%
Individual Objectives	20.0%				78.0%	78.0%

Total						72.2%

W. M. Schmitz
Consolidated Revenue	40.0%	$1,794	$1,959	$2,145	$1,970.8	107.4%
Consolidated Adjusted EBITDA %	40.0%	8.56%	9.30%	11.30%	8.75%	34.2%
Individual Objectives	20.0%				95.0%	95.0%

Total						75.6%

M. Cadieux
Consolidated Revenue	40.0%	$1,794	$1,959	$2,145	$1,970.8	107.4%
Consolidated Adjusted EBITDA %	40.0%	8.56%	9.30%	11.30%	8.75%	34.2%
Individual Objectives	20.0%				94.0%	94.0%

Total						75.4%

S. Votava
Consolidated Revenue	40.0%	$1,794	$1,959	$2,145	$1,970.8	107.4%
Consolidated Adjusted EBITDA %	40.0%	8.56%	9.30%	11.30%	8.75%	34.2%
Individual Objectives	20.0%		30		98.5%	98.5%

Total						76.3%

(1)	See “EMIP 2014 Adjustments” for definition of Consolidated Adjusted EBITDA for purposes of the 2014 EMIP

2014 EMIP – NEO Actual Awards

NEO	EMIP Attainment %	EMIP Target, % of Base Salary	Actual Payout, % of Base Salary *	Cash Award
Philip Mezey	70.8%	125%	88.5%	$707,870
John Holleran	70.8%	100%	70.8%	$424,722
Steve Helmbrecht	72.2%	85%	61.4%	$295,004
Mark Schmitz	75.6%	75%	17.9%	$80,421
Michel Cadieux	75.4%	75%	49.3%	$197,150
Shannon Votava	76.3%	50%	38.2%	$133,577

*	Payouts for Messrs. Cadieux & Schmitz are based on partial year worked during 2014.

Long-term Incentives. In accordance with our compensation philosophy and objectives, for long-term incentives we use a mix of stock options (25%), time-vested RSUs (25%), and performance-based RSUs or PRSUs (50%) under our LTIP, all of which are issued under the terms of our Amended and Restated 2010 Stock Incentive Plan (“2010 SIP”). Individual award amounts for stock options are calculated based on Black-Scholes values, and award amounts for time-vested RSUs and PRSUs are determined based on the closing price of our common stock on the date of grant. For our two new NEOs in 2014, Messrs. Schmitz and Cadieux, we evaluated their long-term incentive (LTI) to market data and in consultation with the Committee’s consultant at the time of their hire, in order to determine their appropriate LTI compensation.

For the other NEOs (other than the CEO), the date of grant and approval by the Committee for the time-vested RSUs and stock options was February 19, 2014, when our closing stock price was $35.29. The PRSU values were also approved by the Committee for the NEOs on February 19, 2014, and there were no changes to the LTI values from the prior year. The actual number of PRSUs granted was approved by the Committee for the NEOs on April 29, 2014, based on our closing stock price on February 19th of $35.29 and subject to shareholder approval of the 2010 SIP at the annual meeting in May.

For our CEO Mr. Mezey, his time-vested RSUs, PRSU value, and stock options (as recommended by the Committee) were approved by the Board on February 21, 2014, and our closing stock price on that date was $35.05. On May 1, 2014, the Board approved the actual number of PRSUs to be granted to Mr. Mezey (as recommended by the Committee) based on our closing stock price on the date of Board approval, which was $35.05, also subject to shareholder approval of the 2010 SIP at the annual meeting in May.

The PRSUs approved in February for all NEOs, including the CEO, were not effectively issued until after the shareholders had approved the 2010 SIP at the 2014 Annual Meeting and the additional shares underlying the 2010 SIP had been registered with the SEC, and upon the Committee’s authorization and approval of the PRSU award agreements pertaining to the award grants, which were approved and adopted by the Committee on May 28, 2015.

	PRSUs Value		Stock Options Value		Time-vested RSU’s Value		Total Long-term Incentive (“LTI”)
NEO	Value *	LTI %	Value	LTI %	Value	LTI %	Target Award ($’s)%
Philip Mezey	$1,600,000	50%	$800,000	25%	$800,000	25%	$3,200,000	100%
John Holleran	$900,000	50%	$450,000	25%	$450,000	25%	$1,800,000	100%
Steve Helmbrecht (1)	$—	50%	$118,750	25%	$118,750	25%	$475,000	100%
Mark Schmitz	$375,000	50%	$187,500	25%	$187,500	25%	$750,000	100%
Michel Cadieux	$225,000	50%	$112,500	25%	$112,500	25%	$450,000	100%
Shannon Votava	$200,000	50%	$100,000	25%	$100,000	25%	$400,000	100%

*	Value based on performance at Target

(1)

At the time of grant, it had been determined that Mr. Helmbrecht would be separating from the Company towards the end of the 2014 calendar year. As a result, performance RSUs were not granted to him in 2014.

2014 LTIP Plan under the 2010 SIP.

In 2013, the Committee implemented a new program for performance-based RSUs or PRSUs, replacing our previous program that was based on a one-year performance period with PRSU awards granted upon attainment and vesting ratably over three years. The new program has a three-year performance period that consists of three annual performance cycles that are then averaged at the end of the three-year period to determine final attainment and shares earned. In order to transition to the new PRSU program, the Committee adopted awards for 2013 under which 33.3% of the total opportunity was based on a two-year period (2013 through 2014), and 66.7% is based on a three-year period (2013 through 2015.) Both tranches of the 2013 PRSU grant are identical in their design, with the number of years included in the performance period with the related vesting schedule being the only difference. The 2014 PRSUs were granted with three one-year annual performance cycles consisting of 2014 through 2016, with final attainment and shares earned being determined at the end of 2016. The PRSUs earned are determined as follows:

(1)

At the beginning of each year in the performance cycle, the Committee sets the annual non-GAAP EPS target levels for that year. A performance percentage (ranging from 50% to 160%) for each year in the performance cycle is determined based on our achievement of the annual non-GAAP EPS target set by the Committee (Board for CEO). If the minimum or threshold level is met, the performance percentage is 50%; if the target level for the measure is met, the performance percentage is 100%; and if the maximum level for the measure is met, the performance percentage is 160%. Performance for levels achieved between threshold, target and maximum are linearly interpolated.

(2)

At the end of the two and three-year performance cycles, the EPS attainment result relative to the previously determined targets are then averaged to determine the average EPS attainment for the respective performance period.

(3)

The average EPS attainment for the performance period is then adjusted based on our achievement of TSR for the same two and three-year performance cycles relative to the Russell 3000 index. If our TSR for the two and three-year performance periods is at or below the 25th percentile of the Russell 3000 index, the average performance percentage of the performance-related component is adjusted down by 25%. If our TSR is at the 50th percentile, there is no change to the average performance percentage. If our TSR is at or above the 75th percentile, the average performance percentage of the performance-related component is increased by 25%. The adjustments for levels achieved between the 25th, 50th and 75th percentiles are linearly interpolated. For the 2014 PRSUs, the TSR targets and point multipliers were all established in February 2014 by the Committee (and by the Board for the CEO.)

The following table shows the target for annual non-GAAP EPS set by the Committee at the beginning of each year and our actual results for these measures for 2013 and 2014:

Metrics	Threshold (50%)	Target (100%)	Maximum (160%)	Actual Results
Non-GAAP Earnings Per Share (EPS) – 2013	$3.17	$3.42	$4.35	$1.90
Non-GAAP Earnings Per Share (EPS) – 2014	$1.58	$1.76	$2.75	$1.80	(1)
Non-GAAP Earnings Per Share (EPS) – 2015	Approved annually by the Compensation Committee
Non-GAAP Earnings Per Share (EPS) – 2016	Approved annually by the Compensation Committee

(1)	See “2014 Adjustments to EPS” below for definition of Non-GAAP EPS for purposes of the 2014 LTIP.

We use non-GAAP diluted EPS as the performance metric for our LTIP performance-based RSUs or PRSUs. We define non-GAAP diluted EPS as non-GAAP net income (net income excluding the expenses associated with amortization of intangible assets, restructuring, acquisitions, goodwill impairment and amortization of debt placement fees) divided by the weighted average shares outstanding, on a diluted basis, during each period. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use adjusted EBITDA metrics for our EMIP. We believe this is a better measurement of our core business and enhances the overall understanding of our current and future performance. Therefore, we provide specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluate non-GAAP diluted EPS together with GAAP diluted EPS. A schedule reconciling GAAP to non-GAAP results is available on our website at www.itron.com.

2014 Adjustments to EPS. As similarly discussed under “EMIP 2014 Adjustments”, each year the Committee reviews the financial performance levels and considers adjustments for items that are not reflective of normal operating performance for that year. These adjustments are items that the Committee believes are fair to both participants and stockholders, encourage appropriate actions that foster the long-term health of the business, and are consistent with the objectives underlying our predetermined performance goals. Such exclusions may consist of the costs and financial effects of restructuring, acquisitions and dispositions, selected legal costs and settlements, and the effects of foreign currency translation.

For the 2014 plan year, the Committee chose to adjust the non-GAAP EPS definition by excluding certain discrete expenses from the non-GAAP diluted EPS calculation. These excluded expenses were related to long-standing global litigation disputes and restructuring efforts. These legal disputes dated back to the mid-1990s, were not part of the budget, and the Board encouraged management to resolve such matters in 2014 if possible. Restructuring costs were related to the repositioning of our Electricity business segment and our G&A transformation, both of which were accelerated to 2014 from 2015 due to their immediate impact on costs. The cumulative net effect of these adjustments resulted in non-GAAP diluted EPS of $1.80. See the tables below for specific award calculations for 2014. The Committee determined that this adjustment was a more accurate measurement of the Company’s EPS for purposes of the PRSUs, and it was in the best interests of the Company to implement this adjustment, for both retentive and incentive purposes.

Note that as used in the table above, the term “non-GAAP EPS” excludes those discrete expenses described above, and therefore is distinct from and does not conform with our stated defnition of non-GAAP earnings per share in our earnings releases and other financial results filed in our reports with the SEC (and as stated on our website.)

For our NEOs, the following two tables show: 1) 2014 Performance-Based RSU Accrued Awards – the target number of shares awarded in 2014 under the Three-Year Performance Period, as well as the maximum number of shares that can be earned after giving effect to the performance results for the first year (2014) of the performance cycle (which was 102.42% attainment), and assuming maximum performance for 2015 and 2016 under the performance measure and maximum performance under the TSR multiplier; and 2) 2013 Performance-Based RSU Awards Earned under Two-Year Period – the actual number of shares earned under the 2013-2014 performance cycle after giving effect to the performance results for the first year (2013) of the performance cycle (which was zero attainment), and for the second year (2014) of the performance cycle (which was 102.42% attainment) reduced by 25% since our TSR was below the 25th percentile of the Russell 3000 index.

2014 PRSUs Accrued – Three-Year Performance Period (1/1/2014 – 12/31/2016)

NEO	Target Shares Award	Maximum Shares Opportunity (at Beginning of Performance Period)	Maximum Share Opportunity (as of December 31, 2014)
Philip Mezey	45,649	91,298	80,346
John Holleran	25,502	51,004	44,886
Steve Helmbrecht	0	0	0
Mark Schmitz	9,238	18,476	16,260
Michel Cadieux	6,375	12,750	11,221
Shannon Votava	5,667	11,334	9,974

2013 PRSUs Earned – Two-Year Performance Period (1/1/2013 – 12/31/2014)

NEO	Target Award (PRSUs)	Attainment %	Actual Awards Earned PRSUs
Philip Mezey	12,282	38.41%	4,717
John Holleran	7,077	38.41%	2,718
Steve Helmbrecht	3,735	38.41%	1,434
Mark Schmitz (1)	0	38.41%	0
Michel Cadieux (1)	0	38.41%	0
Shannon Votava	1,572	38.41%	603

(1)	Messrs. Schmitz and Cadieux joined Itron in 2014; therefore they were not eligible to receive awards resulting from the 2013 grant of PRSUs.

Risk and Incentive Compensation.

It is our belief that a majority of an executive’s total compensation should be variable “at risk” compensation, meaning it is tied to the Company’s financial performance. However, because performance-based incentives play a large role in our compensation program, we strive to ensure that incentives do not result in actions that may conflict with the long-term best interests of the Company and our shareholders. Therefore, the Committee evaluated all of our executive plans and policies in 2014 for attributes that could cause excessive risk-taking by our executives. We concluded that our programs and policies do not encourage excessive risk-taking because: (a) the salary component of our program is a fixed amount; (b) the majority of the compensation paid to our executives is delivered in the form of equity ownership, which aligns the interest of our executives with those of our shareholders; (c) executive officers are subject to our executive stock ownership guidelines; and (d) the annual cash-based incentive plan and long-term incentive plans are designed with risk-mitigating characteristics such as (i) maximum award payouts based on the attainment of various and continually evolving Company financial objectives which diversify risks associated with a single indicator of performance, (ii) our equity-based incentives encourage a longer-term focus through multi-year performance periods, (iii) there are risk-mitigating policies in place such as insider trading and hedging prohibitions and clawbacks, and (iv) final awards are reviewed and approved by our Committee (and the full Board in the case of the CEO), which is composed entirely of independent directors who have discretion under our plans to approve, modify, or eliminate any award earned. See also “CORPORATE GOVERNANCE – Our Board’s Role in Risk Oversight” in this proxy statement.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the next three highest compensated officers (other than the CFO). Under the current tax laws, exceptions are made for qualified performance-based compensation. The Committee may structure certain compensation programs in a manner intended to allow compensation to be deductible as qualified performance-based compensation under Section 162(m) of the Code. The Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interest of the Company and its shareholders. Therefore, the Committee, while considering tax deductibility as a factor in determining compensation, may not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee. As required by law, we are submitting to the shareholders for their approval, our EMIP with its performance-based compensation goals, to allow for the tax deductibility under Section 162(m) of the Code. We are required to obtain shareholder approval of the material terms of the performance goals set forth in the EMIP every five years. See “Proposal No. 2” in the proxy statement for a description of the EMIP, and refer to Appendix A attached to the proxy statement which is the complete EMIP.

Supplemental Tables of NEO Realizable Compensation

In this section, we are presenting supplemental information to the CD&A “EXECUTIVE COMPENSATION TABLES” that begin on page 41. The following table and bar graph show realizable long-term compensation paid to our NEOs for the past five years and indicate what we believe are more accurate statements of our NEOs’ actual compensation value as compared to the grant date fair value of these awards.

The table summarizes the long-term compensation that our NEOs received in 2014 and the prior four years (as applicable). It shows grant date fair value of the stock options, time-vested RSUs, and performance-based RSUs or PRSUs for each of our NEOs (three years of which are shown in the “Summary Compensation Table” of the “EXECUTIVE COMPENSATION TABLES” as applicable) and supplements that information with what the fair market value of the same stock options, time-vested RSUs and PRSUs was at the end of fiscal 2014, based on our closing stock price on December 31, 2014 of $42.29 per share (2014 Values). Because the 2014 Values are based on the market value of our stock at year end, we believe the 2014 Values more accurately reflect the current value of the long-term compensation we have paid to our NEOs.

The bar graph underscores the difference between grant date fair value and the 2014 Values of the annual long-term compensation earned by our NEOs for the years 2010-2014, as applicable. This also reflects the alignment of our at-risk compensation with the value of our stock and hence, the long-term interests of our NEOs with those of our shareholders.

2010-2014 Long-Term Incentive Grant Value vs. Actual Value at 12-31-14

	2010-2014 LTI Grants ($000s)
	Total LTI			Stock Options		Time-Vested RSUs		Performance- Based RSUs
	Grant- Date Fair Value	12-31-14 Actual Value 1	Actual Value vs. Grant Value	Grant- Date Fair Value	12-31-14 Actual Value 1	Grant- Date Fair Value	12-31-14 Actual Value 1	Grant- Date Fair Value	12-31-14 Actual Value 12
MEZEY	$11,353	$6,204	-45%	$4,467	$558	$2,238	$2,236	$4,649	$3,410
HOLLERAN	$6,464	$4,253	-34%	$1,560	$230	$1,738	$1,717	$3,166	$2,305
HELMBRECHT	$3,998	$2,238	-44%	$1,135	$122	$1,113	$1,013	$1,750	$1,103
SCHMITZ	$750	$581	-23%	$187	$23	$187	$195	$375	$362
CADIEUX	$473	$442	-6%	$112	$58	$112	$135	$248	$250
VOTAVA	$1,382	$806	-42%	$418	$118	$379	$361	$585	$327

1	Assumes all grants held until end of the period.
2

For Performance-based RSUs, reflects actual shares earned for completed performance periods, and target for future periods; the TSR Modifier portion of each award is based on performance tracking through 12/31/14, which results in a modifier of 0.75x for 2013 grants and 0.91x for 2014 grants.

Modifications Made to Peer Companies for 2015 Compensation Decisions. In September 2014, the Committee’s consultants reviewed our compensation Peer Companies, which had generally remained the same since 2012. As stated previously, many of our direct competitors are private and there is no publicly available compensation information about them. As a result, our Peer Companies generally consist of direct competitors for which public information is available, and that are both part of the same broad S&P industry classification and have some similarity in terms of size and scope of operations (global and North American) as Itron. For 2015, in conjunction with the recommendation of the Committee’s consultant, we have increased the number of Peer Companies from 14 to 17, keeping seven companies from 2014 to maintain consistency, and adding five companies with software services as part of their business mix (marked with an asterisk). The following companies will be included in our Peer Companies Group:

+Ametek Inc.	+FLIR Systems, Inc.	+Trimble Navigation Limited
Atmel Corporation	*Juniper Networks, Inc.	*Unisys Corporation
*Ciber, Inc	+Mueller Water Products, Inc.	Watts Water Technologies, Inc.
+Diebold, Incorporated	OSI Systems, Inc	Xylem Inc.
*EPAM Systems, Inc.	+Roper Industries Inc.	*Zebra Technologies Corp
+ESCO Technologies Inc.	Teradyne Inc.

+	Retained from 2014 Peer Group

*	Software services included in their business mix

The Committee will continue to review the Peer Companies on an annual basis.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Itron’s management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2015 Proxy Statement.

Compensation Committee

Kirby Dyess, Chair

Jon Eliassen

Charles Gaylord

Lynda Ziegler

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides information regarding compensation of the Company’s NEOs. The amounts shown include amounts deferred at the executives’ election. All numbers are rounded to the nearest dollar.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Philip Mezey	2014	800,000	1,510,723	799,991	707,869	24,000	(4)	3,842,583
President and CEO	2013	800,000	1,507,739	799,997	0	29,330		3,137,066
	2012	500,000	637,468	2,419,315	138,700	18,453		3,713,936

John Holleran	2014	600,000	847,023	449,993	424,722	37,073	(4)	2,358,811
Executive Vice President and COO	2013	600,000	845,638	449,995	0	24,153		1,919,786
	2012	444,500	637,468	212,491	115,848	21,363		1,431,670

Steve Helmbrecht (5)	2014	480,500	237,466	237,487	295,004	535,887	(4)	1,786,344
Vice President – Finance; Former Executive Vice President and CFO	2013	480,500	446,301	237,496	80,868	13,944		1,259,109
	2012	437,500	637,468	212,491	118,125	10,096		1,415,680

W. Mark Schmitz (6)(7) Executive Vice President and CFO	2014	129,808	335,187	187,490	80,421	22,272	(4)	755,178

Michel Cadieux (6)(8) Senior Vice President, Human Resources	2014	321,154	211,728	112,498	197,150	86,410	(4)	928,940

Shannon Votava (6)	2014	350,000	188,212	99,994	133,577	7,800	(4)	779,583
Vice President, General Counsel and Corporate Secretary	2013	350,000	187,895	100,007	33,775	7,650		679,327

(1)

These columns reflect the aggregate grant date fair value of awards granted under our Long-Term Incentive Plan and Amended and Restated 2010 Stock Incentive Plan (2010 SIP) determined in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying the valuation of these equity awards.

(2)

Includes the grant date fair value of 2014 Performance RSUs (PRSUs) assuming target performance achievement. As the performance-contingent awards are based on separate measurements of the Company’s financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated for the portion of the award related to performance in 2014. Therefore, the value includes one-third of the target PRSUs under the three-year performance cycle. For more details on how performance is calculated, refer to “Compensation Paid to our NEOs in 2014 – Long-term Incentives” in this CD&A.

The grant date fair value of the performance related component is based upon the probable outcome for the award and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. As required under FASB ASC Topic 718, the full grant date fair value for the TSR multiplier for the entire three-year performance cycle is included in the amounts shown for 2014 (the year of grant) and was determined using a Monte Carlo valuation model on the date the PRSUs were awarded. Grant date fair values assuming maximum performance achievement for the 2014 portion of the PRSUs would be: P. Mezey – $1,301,884; J. Holleran – $727,265; S. Helmbrecht – $0; S. Votava – $161,623; W. Schmitz – $272,679; M. Cadieux – $181,815.

(3)	This column reflects the cash awards earned by the NEOs under our annual incentive program.

(4)	We value these benefits based on the actual costs or charges incurred by us for the benefits. The amounts shown under “All Other Compensation” consist of the following:

Name	401(k) Company Contributions	Executive Deferred Comp. Plan Company Match (9)	Transportation	Housing Allowance	Relocation	Severance Payments (10)	Gross-up (11)
Philip Mezey	$7,800	$16,200
John Holleran	7,800	10,200	$8,656	$10,417
Steve Helmbrecht	7,800	6,615				$521,472
W. Mark Schmitz	779				$15,808		$5,685
Michel Cadieux	6,865		35,480		24,612		19,453
Shannon Votava	7,800

(5)	In connection with his separation of employment with the Company as CFO in September 2014, Mr. Helmbrecht remained with the Company as Vice President, Finance through December 31, 2014.

(6)	Messrs Schmitz and Cadieux, and Ms. Votava were not NEOs prior to 2014 and 2013, respectively, therefore compensation data for those years is not disclosed.

(7)	Mr. Schmitz joined the Company as Executive Vice President and CFO effective September 8, 2014. His base salary upon hire was $450,000.

(8)	Mr. Cadieux joined the Company as Senior Vice President, Human Resources effective February 17, 2014. His base salary upon hire was $350,000 and was adjusted to $400,000 effective June 22, 2014.

(9)	Deferred compensation plan details are discussed following the Nonqualified Deferred Compensation Table.

(10)

Represents severance payments made pursuant to our Executive Officer Severance Pay Policy which provides for severance pay equal to one year’s base salary, employer benefit premium payments/reimbursement for one year and outplacement assistance. Payments are subject to Mr. Helmbrecht’s compliance with the non-competition and other terms of the policy.

(11)	Represents tax gross-up payment related to the relocation benefit paid.

2014 Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the NEOs during 2014.

Grants of Plan – Based Awards
	Grant Date	Board or Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name			Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
Philip Mezey	n/a	n/a	$250,000	$1,000,000	$2,000,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/21/2014	2/21/2014	n/a	n/a	n/a	n/a	n/a	n/a	22,824	n/a	n/a	$799,981
	2/21/2014	2/21/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	58,957	$35.05	$799,991
	5/28/2014	5/28/2014	n/a	n/a	n/a	17,118	45,649	91,298	n/a	n/a	n/a	$710,742	(5)
John Holleran	n/a	n/a	$150,000	$600,000	$1,200,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/19/2014	2/19/2014	n/a	n/a	n/a	n/a	n/a	n/a	12,751	n/a	n/a	$449,983
	2/19/2014	2/19/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	32,892	$35.29	$449,993
	5/28/2014	5/28/2014	n/a	n/a	n/a	9,563	25,502	51,004	n/a	n/a	n/a	$397,040	(5)
Steve Helmbrecht	n/a	n/a	$102,106	$408,425	$816,850	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/19/2014	2/19/2014	n/a	n/a	n/a	n/a	n/a	n/a	6,729	n/a	n/a	$237,466
	2/19/2014	2/19/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	17,359	$35.29	$237,487
	5/28/2014	5/28/2014	n/a	n/a	n/a	0	0	0	n/a	n/a	n/a	$0	(5)
W. Mark Schmitz	n/a	n/a	$26,353	$105,411	$210,822	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	9/17/2014	9/17/2014	n/a	n/a	n/a	n/a	n/a	n/a	4,619	n/a	n/a	$187,485
	9/17/2014	9/17/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	13,527	$40.59	$187,490
	9/17/2014	9/17/2014	n/a	n/a	n/a	3,464	9,238	18,476	n/a	n/a	n/a	$147,702	(5)
Michel Cadieux	n/a	n/a	$65,137	$260,548	$521,096	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/19/2014	2/19/2014	n/a	n/a	n/a	n/a	n/a	n/a	3,187	n/a	n/a	$112,469
	2/19/2014	2/19/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	8,223	$35.29	$112,498
	5/28/2014	5/28/2014	n/a	n/a	n/a	2,390	6,375	12,750	n/a	n/a	n/a	$99,259	(5)
Shannon Votava	n/a	n/a	$43,750	$175,000	$350,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/19/2014	2/19/2014	n/a	n/a	n/a	n/a	n/a	n/a	2,833	n/a	n/a	$99,977
	2/19/2014	2/19/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	7,309	$35.29	$99,994
	5/28/2014	5/28/2014	n/a	n/a	n/a	2,125	5,667	11,334	n/a	n/a	n/a	$88,235	(5)

(1)

Represents threshold, target and maximum opportunity under the Company’s annual incentive program for fiscal 2014. Our annual incentive program is discussed under the caption “Annual Cash Incentives – EMIP” in the CD&A.

(2)

Represents range of possible payouts under the LTIP for the three-year performance cycle beginning in 2014; awards earned under the LTIP are paid in RSUs. Our LTIP is discussed under the caption “Compensation Paid to our NEOs in 2014 – Long-Term Incentives” in the CD&A.

(3)	Amounts shown in this column reflect the number of time-vested RSUs granted under our 2010 SIP.

(4)	Amounts shown in this column reflect the number of options granted under our 2010 SIP.

(5)

Amounts shown are based on target performance achievement for the 2014 portion of the three-year performance cycle. As required under FASB ASC Topic 718, includes the value of the award contingent upon the Company’s financial performance and the full grant date fair value for the TSR multiplier. See footnote 2 of the Summary Compensation Table for further details.

The non-equity incentive awards included in this table and also set forth in the Summary Compensation Table represent the annual incentive component of our executives’ compensation. These potential payout awards are paid in cash as a percentage of each of the NEO’s salary, based upon achievement of certain pre-determined performance criteria. For more details, refer to the “EXECUTIVE COMPENSATION – CD&A – Components of our Compensation Program” section of this proxy statement.

Under the Company’s LTIP for the 2013 three-year performance period (2013-2015), the threshold level of performance for 2013 was not achieved, so no awards were earned for year one of the two-year and three-year performance period. (For the first year of the new three-year performance period implemented in 2013, there is a 2-year (33.3% of the potential) and a 3-year (66.7% of the potential) component.) For more details, refer to the “CD&A – 2014 Compensation Paid to Our NEOs” section of the proxy statement. The amounts included in the “All Other Stock Awards” column and in the “All Other Option Awards” column represent time-vested RSUs and stock options, respectively, both of which were issued under the Company’s Amended and Restated 2010 Stock Incentive Plan (2010 SIP). For further details on these awards, refer to the “CD&A – Components of Our Compensation Program”.

See “2014 Compensation – Base Salaries” regarding severance paid to Steve Helmbrecht, which included the following equity awards that are reflected in the above table: 2,243 time-vested RSUs, which represent those RSUs from the February 19, 2014 grant (reflected above) that were vested as of February 19, 2015; and 1,434 Performance-based RSUs (PRSUs) earned for the performance period 2013-2014. Mr. Helmbrecht did not earn any PRSUs for the 2014 LTIP, and the remainder of his time-vested RSUs granted February 19, 2014 that were unvested at February 19, 2015, expired by their terms.

2014 Outstanding Equity Awards at Fiscal Year End Table

The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2014.

Outstanding Equity Awards At Fiscal Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Philip Mezey	5/3/2005	5,000		$37.40	5/3/2015
	8/7/2006	16,000		$48.51	8/7/2016
	5/14/2007	20,000		$67.43	5/14/2017
	5/5/2008	20,000		$95.78	5/5/2018
	2/11/2010	8,610		$61.56	2/11/2020
	2/24/2011	8,810		$56.65	2/24/2021
	2/16/2012	7,598	3,800	$48.23	2/16/2022
	2/16/2012					1,469(2)	$62,124
	11/15/2012	93,713	46,857	$41.36	11/15/2022
	2/22/2013	17,090	34,180	$43.38	2/22/2023
	2/22/2013					12,294(2)	$519,913
	2/22/2013							4,717(3)	$199,482
	2/22/2013							24,601(4)	$1,040,376
	2/21/2014		58,957	$35.05	2/21/2024
	2/21/2014					22,824(2)	$965,227
	5/28/2014							45,649(5)	$1,930,496
John Holleran	2/22/2007	20,000		$62.52	2/22/2017
	5/14/2007	20,000		$67.43	5/14/2017
	5/5/2008	20,000		$95.78	5/5/2018
	2/11/2010	8,610		$61.56	2/11/2020
	2/24/2011	8,810		$56.65	2/24/2021
	2/16/2012	7,598	3,800	$48.23	2/16/2022
	2/16/2012					1,469(2)	$62,124
	2/21/2013	9,780	19,562	$42.35	2/21/2023
	2/21/2013					7,084(2)	$299,582
	2/21/2013							2,718(3)	$114,944
	2/21/2013							14,174(4)	$599,418
	2/19/2014		32,892	$35.29	2/19/2024
	2/19/2014					12,751(2)	$539,240
	5/28/2014							25,502(5)	$1,078,480
Steve Helmbrecht	5/3/2005	2,327		$37.40	5/3/2015
	8/7/2006	13,333		$48.51	8/7/2016
	5/14/2007	20,000		$67.43	5/14/2017
	5/5/2008	20,000		$95.78	5/5/2018
	2/11/2010	8,610		$61.56	2/11/2020
	2/24/2011	8,810		$56.65	2/24/2021
	2/16/2012	7,598	3,800	$48.23	2/16/2022
	2/16/2012					1,469(2)	$62,124
	2/21/2013	5,162	10,324	$42.35	2/21/2023
	2/21/2013					3,739(2)	$158,122
	2/21/2013							1,434(3)	$60,644
	2/21/2013							7,481(4)	$316,371
	2/19/2014		17,359	$35.29	2/19/2024
	2/19/2014					6,729(2)	$284,569
W. Mark Schmitz	9/17/2014		13,527	$40.59	9/17/2024
	9/17/2014					4,619(2)	$195,338
	9/17/2014							9,238(5)	$390,675
Michel Cadieux	2/19/2014		8,223	$35.29	2/19/2024
	2/19/2014					3,187(2)	$134,778
	5/28/2014							6,375(5)	$269,599

Outstanding Equity Awards At Fiscal Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shannon Votava	12/12/2011	10,000		$35.65	12/12/2021
	2/16/2012	2,682	1,341	$48.23	2/16/2022
	2/16/2012					519(2)	$21,949
	2/21/2013	2,173	4,348	$42.35	2/21/2023
	2/21/2013					1,574(2)	$66,564
	2/21/2013							603(3)	$25,501
	2/21/2013							3,150(4)	$133,214
	2/19/2014		7,309	$35.29	2/19/2024
	2/19/2014					2,833(2)	$119,808
	5/28/2014							5,667(5)	$239,657

(1)

One third of the options granted on February 16, 2012 vest on each of February 16, 2013, 2014 and 2015. One third of the options granted on November 15, 2012 vest on each of November 15, 2013, 2014 and 2015. One third of the options granted on February 21, 2013 vest on each of February 21, 2014, 2015 and 2016. One third of the options granted on February 22, 2013 vest on each of February 22, 2014, 2015 and 2016. One third of the options granted on February 19, 2014 vest on each of February 19, 2015, 2016 and 2017. One third of the options granted on February 21, 2014 vest on each of February 21, 2015, 2016 and 2017. One third of the options granted on September 17, 2014 vest on each of September 17, 2015, 2016 and 2017.

(2)

Represents time-vested RSUs granted under the 2010 SIP. One third of the RSUs granted on February 16, 2012 vest on each of February 16, 2013, 2014 and 2015. One third of the RSUs granted on December 13, 2012 vest on each of December 13, 2013, 2014 and 2015. One third of the RSUs granted on February 21, 2013 vest on each of February 21, 2014, 2015 and 2016. One third of the RSUs granted on February 22, 2013 vest on each of February 22, 2014, 2015 and 2016. One third of the RSUs granted on February 21, 2014 vest on each of February 21, 2015, 2016 and 2017. One third of the RSUs granted on September 17, 2014 vest on each of September 17, 2015, 2016 and 2017.

(3)	Represents PRSUs granted under the LTIP for the two-year performance cycle beginning in 2013 attained at 38.41% of target performance and vested on 12/31/2014.

(4)	Represents PRSUs granted under the LTIP for the three-year performance cycle beginning in 2013 assuming achievement at target levels of performance.

(5)	Represents PRSUs granted under the LTIP for the three-year performance cycles beginning in 2014 assuming achievement at target levels of performance.

(6)	Based on the closing price of our common stock on December 31, 2014 ($42.29).

2014 Option Exercises and Stock Vested Table

The following table provides information regarding stock option exercises and shares acquired upon the vesting of stock awards by the NEOs during the 2014 fiscal year.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)(3)
Philip Mezey			15,894	609,714
John Holleran			11,289	433,836
Steve Helmbrecht	8,333	165,519	8,333	320,932
W. Mark Schmitz			n/a	n/a
Michel Cadieux			n/a	n/a
Shannon Votava			2,249	84,370

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	Includes PRSUs earned under the LTIP for the two-year performance cycle beginning in 2013 and vested on 12/31/2014.

(3)	Based on the fair market value of our common stock on the vest date.

2014 Nonqualified Deferred Compensation Table

The following table provides information regarding the nonqualified deferred compensation of each of the NEOs for the 2014 fiscal year.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Philip Mezey	48,000	16,200	51,618	0	1,215,562
John Holleran	60,000	10,200	12,520	0	153,928
Steve Helmbrecht	28,830	6,615	23,612	0	474,566
W. Mark Schmitz	n/a	n/a	n/a	n/a	n/a
Michel Cadieux	n/a	n/a	n/a	n/a	n/a
Shannon Votava	n/a	n/a	n/a	n/a	n/a

(1)	This deferred compensation represents amounts that are reported as compensation earned in 2014 in the Summary Compensation Table.
(2)	These amounts have been included in the Summary Compensation Table in the “All Other Compensation” column.

Executive Deferred Compensation Plan

Executives located in the U.S. are eligible to participate in the Company’s Executive Deferred Compensation Plan. Under this plan, participants may defer up to 50% of their base salary and 50% of their annual incentive to a non-qualified account. Participants may also defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) plan so that the 401(k) plan can satisfy the nondiscrimination requirements applicable to it. Annually, the Company makes matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year. The employer match into the Executive Deferred Compensation Program only commences after the employee reaches IRS limits on the 401(k) plan and is no longer eligible for the 401(k) match.

Each participant’s account is adjusted for hypothetical investment earnings or losses based on the performance of the “measurement funds” in which the account is deemed to be invested. Participants allocate their accounts among the measurement funds available under the plan and can change their allocation at any time. These measurement funds are the same as the mutual funds offered for investment purposes under the Company’s 401(k) plan. Measurement funds are used solely to determine the amount of the hypothetical investment earnings or losses to be allocated to the participant’s account. The Company is not obligated to invest any assets in these funds.

Accounts are distributed (or commence to be distributed) to participants upon termination of employment with the Company and its affiliates. Distribution will generally be made (or commence to be made) within 90 days after termination. However, distribution will be delayed until six months after termination to the extent necessary to comply with the requirements of Internal Revenue Code Section 409A.

A participant’s account will be distributed in a lump sum, unless the participant elects to have it distributed in substantially equal annual installments over a period of not more than 10 years. This election must be made at the time the participant is first eligible to participate in the plan.

Potential Payments upon Termination

The following describes payments due upon termination in accordance with the provisions of our 2010 SIP, pursuant to which all of our LTIP equity awards are granted.

Termination for Cause

The executive is entitled to receive any accrued and unpaid base salary through the date of termination. All options granted automatically expire when terminated for cause and all unvested time-vested RSUs and all unvested awards under the LTIP and the EMIP are forfeited in the event of termination for cause.

Termination due to Death, Disability, or Retirement

Base Salary: The executive or his or her estate is entitled to any accrued and unpaid base salary through the date of termination.

Time-vested RSUs: If termination is due to retirement, any unvested RSUs granted under the 2010 SIP would immediately terminate. Unvested RSUs granted prior to 2013 are forfeited upon death or disability. For those granted subsequent to 2013, any unvested RSUs will vest immediately upon termination due to death or disability (as defined in the 2010 SIP).

Stock Options: All unvested options automatically expire when termination is due to retirement. If termination is due to death or disability, all unvested options become exercisable and remain exercisable until the earlier of one year following the date of termination or the date on which the options expire by their terms. If termination is due to retirement, any vested stock options granted under the 2010 SIP would remain exercisable until the earlier of three years following the date of termination or the date on which the options expire by their terms.

Performance-Based RSUs (PRSUs): There were no PRSUs earned for the 2012 and 2013 performance periods. For awards earned under the 2011 performance period, if termination occurs during the performance period by reason of death, disability, or retirement, the number of PRSUs that become eligible for vesting, based on attainment of performance goals assessed at the end of the performance period, will be determined pro-rata based on the number of calendar days employed during the performance period and will vest as of the date of death, disability, or retirement. If termination occurs during the performance period under the 2013 grant (2013-2014 performance period) and the 2014 grant (2014-2016 performance period), the awards will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the date of death, disability, or retirement. Vested units generally will be settled at the original vesting date set forth in the award agreement, and in accordance with the provisions of Section 409A of the Code.

Annual Incentive Plan: For awards under the EMIP, participants would receive a prorated award (assuming an award is earned) based on the number of calendar days employed during the performance period and such payout, if any, will be made at the same time as the other participants.

Definition of Retirement: For purposes of stock options granted since 2008 as well as all awards granted under the 2010 SIP to NEOs located in the U.S., “retirement” means the earlier of age 65 or age 55 with at least 10 years of service with Itron. For awards outstanding under the Company’s prior 2000 Stock Incentive Plan (2000 SIP), other than stock options granted in 2008 or later, “retirement” means attainment of age 65.

Voluntary Termination or Termination without Cause

Base Salary: The executive is entitled to any accrued and unpaid base salary through the date of termination.

Stock Options: All unvested options automatically expire due to voluntary termination or termination by the Company without cause. Any vested options would remain exercisable until the earlier of 90 days following termination of employment or the date on which the options expire by their terms.

Time-vested RSUs: All unvested RSUs are forfeited upon voluntary termination or termination without cause.

Performance-Based RSUs (PRSUs): There were no PRSUs earned for the 2012 and 2013 performance periods. For awards earned under the 2011 performance period, if termination occurs during the performance period or the three-year ratable vesting period, any unvested awards are forfeited. For any PRSUs earned during the performance period under the 2013 grant (2013-2014 performance period) and the 2014 grant (2014-2016 performance period), the awards will be vested at the greater of target or actual performance for the year and pro-rated based on the number of calendar days between the beginning of the performance period and the date of termination. Vested units will be settled in accordance with the provisions of Section 409A of the Code.

Annual Incentive Plan: The bonus under the 2014 EMIP would be forfeited in its entirety if the NEO is not employed by the Company or working as a service contractor for the Company at the time of the payout.

Potential Payments upon Change-in-Control

The following describes the material provisions of the CIC agreements that we entered into with our NEOs in January of 2013 or later. The CIC agreements provide for the following benefits if there is a change-in-control and the NEO’s employment is terminated by the Company without cause or by the NEO for “good reason”:

Severance Benefit. The CIC agreements provide Messrs Mezey, Holleran, Helmbrecht, and Schmitz with a severance benefit equal to 2.5 times the sum of base salary and target annual incentive opportunity. For Ms. Votava and Mr. Cadieux, the benefit is equal to 2 times the sum of base salary and target annual incentive opportunity. For all, the benefit is paid in cash in one lump sum.

Pro-Rata Annual Incentive for Year of Termination. The CIC agreements provide for a payment based on the greater of target opportunity or actual performance (as determined by the Board), prorated for the time worked during the year of termination.

Welfare Benefit Continuation. The CIC agreements provide Messrs Mezey, Holleran, Helmbrecht and Schmitz with 2.5 years of life and disability insurance coverage (with no tax gross-up). For Ms. Votava and Mr. Cadieux, this benefit is equal to two years of life and disability insurance coverage (with no tax gross-up). The Agreements also provide our NEOs and their dependents with the same respective years of health care coverage.

Equity Award Vesting and Acceleration (Double Trigger). The CIC agreements provide for accelerated vesting of stock options and restricted stock or other equity-based awards at the time of the change-in-control. There is accelerated vesting of the PRSU awards at the time of the change-in-control with payouts based on the greater of target opportunity or actual performance, as determined by the Board, pro-rated for the portion of the performance period as of the date of the change-in-control. For purposes of these CIC agreements, which pertain to equity awards granted after January 1, 2014, such accelerated vesting herein described will occur only upon a change-in-control and a termination of employment without cause or for “good reason” as defined in the Agreements. All vesting acceleration is subject to consummation of the CIC transaction.

Excise Tax Gross-Up. There are no effective provisions for an excise tax gross-up.

Legal Fees. The CIC agreements provide that NEOs will be reimbursed for legal fees and expenses incurred in seeking to enforce the CIC agreement.

Restrictive Covenants. The CIC agreements include restrictive covenants relating to non-solicitation (one-year) and non-disparagement and require a release of all claims against the Company.

Definition of Change-in-Control. For purposes of the CIC agreements, a “change-in-control” generally consists of any of the following:

¡	An acquisition of 25 percent or more of our voting securities;

¡	Our current Board of Directors (and their approved successors) ceasing to constitute a majority of the Board;

¡

Consummation of any merger or consolidation with or into another corporation, the effect of which would be that our Board would consist of a majority of directors who were not members of the Board prior to the merger or consolidation; or

¡	Consummation of any sale or disposition of all or substantially all of our assets, or the approval by our shareholders of a plan of complete liquidation or dissolution of the Company.

Definition of Good Reason. For purposes of the CIC agreements, “good reason” for termination by the NEO of his or her employment generally means any one of the following acts by the Company following a change-in-control:

¡	An adverse change in the NEO’s duties, status or position as an executive officer;

¡	A reduction in the NEO’s base salary;

¡	A reduction in the NEO’s annual bonus or long-term incentive opportunity;

¡	The failure to continue to provide welfare, medical, and other fringe benefits which in the aggregate are substantially similar to those provided immediately prior to the change-in-control;

¡	The requirement for the NEO to be based at an office more than 50 miles from the NEO’s office prior to the change-in-control; or

¡	The failure by the Company or successor company to assume or agree to perform the provisions of the CIC agreement.

See also “Termination Payment Tables for NEOs” in this section of the proxy statement.

2010 SIP Change-in-Control Provisions

Our 2010 SIP contains certain provisions relating to a change-in-control of the Company. In the event of a change-in-control, as defined in our CIC Agreements described above, unless otherwise provided in the award agreement, generally:

¡

Each outstanding option will be assumed or an equivalent option substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”). Upon completion of the change-in-control, the assumed or substituted options become fully vested and exercisable whether or not the vesting requirements set forth in the applicable option agreement have been satisfied.

¡

The vesting of shares subject to stock awards will accelerate, and the forfeiture provisions applicable to those shares will lapse, if and to the same extent that the vesting and exercisability of outstanding options accelerate in connection with the completion of the change-in-control. If unvested options are to be assumed or substituted by a Successor Corporation without acceleration upon the completion of a change-in-control, the forfeiture provisions applicable to the shares subject to stock awards will continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

¡	The vesting and payout of PRSUs will be as provided in the award agreement with the Company, as described below.

Performance-Based (PRSU) Change-in-Control Provisions

There were no PRSUs earned for the 2012 and 2013 performance periods. For awards earned under the 2011 performance period, all unvested PRSUs will accelerate and become vested upon consummation of the change-in-control. If a change-in-control occurs during the performance period under the 2011 grant, the number of PRSUs subject to the award will be the greater of (a) the target number of PRSUs subject to the award or (b) the actual number of PRSUs subject to the award as determined based on the attainment of the performance goals if the Plan Administrator determines that the attainment of the performance goals may be determined as of the date of the change-in-control, pro-rated based on the portion of the performance period that has elapsed between the grant date for the award and the date of the change-in-control. If a change-in-control occurs during the performance period (2013-2015) under the 2013 grant, the PRSU awards will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control.

The definition of change-in-control for those PRSUs granted under the 2011 grant is defined in the 2010 SIP, as described above, and the transaction must constitute a change-in-control event within the meaning of Section 409A of the Code.

Time-vested RSUs Change-in-Control Provisions

In the event of a change-in-control, any unvested RSUs will accelerate and become vested immediately prior to such transaction if the unvested RSUs are not otherwise assigned, substituted for, or converted by the successor corporation.

Termination Payment Tables for NEOs

The tables below reflect the estimated amount of incremental compensation payable to each of our NEOs in the event of termination of employment or change-in-control. The tables do not include benefits generally available to all employees on a non-discriminatory basis or payments and benefits that the NEOs would have already earned during their employment with us, whether or not a termination or change-in-control event had occurred. The amounts shown assume that such termination or change-in-control was effective as of December 31, 2014. The actual amounts to be paid out can only be determined at the time of such executive’s termination or upon a change-in-control, as applicable.

Summary of Termination Payments Phillip Mezey
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$292,131	$292,131
Accelerated Stock Options (3)	$—	$—	$426,849	$426,849	$—	$—	$43,577	$470,426
Severance (4)	$—	$—	$—	$—	$—	$838,105	$—	$4,500,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$51,512
Accelerated RSUs (5)	$—	$—	$1,485,140	$1,485,140	$—	$—	$582,037	$1,547,264
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$3,170,354	$3,170,354	$1,535,978	$—	$1,559,782	$1,855,902

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2014, actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2014 and the amount earned based on actual performance in 2014.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) stock options that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs granted on February 22, 2013 and February 21, 2014, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2014 ($42.29). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards granted prior to 2014 based on the closing price of our stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. As of December 31, 2014, one two-year cycle and two three-year performance cycles are not yet complete; values represents target for the two year cycle award and presumes target performance for the three year cycle award. Beginning with grants made in 2014, upon a change-in-control only (single trigger) PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. Values are based on the closing price of our common stock on December 31, 2014 ($42.29).

Summary of Termination Payments John Holleran
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$175,278	$175,278
Accelerated Stock Options (3)	$—	$—	$230,244	$230,244	$—	$—	$—	$230,244
Severance (4)	$—	$—	$—	$—	$—	$631,396	$—	$3,000,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$34,740
Accelerated RSUs (5)	$—	$—	$838,822	$838,822	$—	$—	$361,706	$900,946
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$1,792,842	$1,792,842	$873,722	$—	$898,663	$1,058,022

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2014, actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2014 and the amount earned based on actual performance in 2014.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) stock options that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs granted on February 21, 2013 and February 19, 2014, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2014 ($42.29). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards granted prior to 2014 based on the closing price of our stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. As of December 31, 2014, one two-year cycle and two three-year performance cycles are not yet complete; values represents target for the two year cycle award and presumes target performance for the three year cycle award. Beginning with grants made in 2014, upon a change-in-control only (single trigger) PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. Values are based on the closing price of our common stock on December 31, 2014 ($42.29).

Summary of Termination Payments Steve Helmbrecht
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$113,421	$113,421
Accelerated Stock Options (3)	$—	$—	$121,513	$121,513	$—	$—	$—	$121,513
Severance (4)	$—	$—	$—	$—	$—	$521,472	$—	$2,222,313
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$51,512
Accelerated RSUs (5)	$—	$—	$442,692	$442,692	$—	$—	$220,246	$504,816
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$377,015	$377,015	$271,558	$—	$474,282	$368,825

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2014, actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2014 and the amount earned based on actual performance in 2014.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) stock options that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs granted on February 21, 2013 and February 19, 2014, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2014 ($42.29). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards granted prior to 2014 based on the closing price of our stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. As of December 31, 2014, one two-year cycle and two three-year performance cycles are not yet complete; values represents target for the two year cycle award and presumes target performance for the three year cycle award. Beginning with grants made in 2014, upon a change-in-control only (single trigger) PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. Values are based on the closing price of our common stock on December 31, 2014 ($42.29).

Summary of Termination Payments W. Mark Schmitz
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$24,990	$24,990
Accelerated Stock Options (3)	$—	$—	$22,996	$22,996	$—	$—	$—	$22,996
Severance (4)	$—	$—	$—	$—	$—	$481,396	$—	$1,968,750
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$34,740
Accelerated RSUs (5)	$—	$—	$195,338	$195,338	$—	$—	$—	$195,338
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$390,675	$390,675	$130,106	$—	$—	$130,106

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-

control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2014, actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2014 and the amount earned based on actual performance in 2014.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) stock options that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs granted on February 21, 2013 and February 19, 2014, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2014 ($42.29). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards granted prior to 2014 based on the closing price of our stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. As of December 31, 2014, one two-year cycle and two three-year performance cycles are not yet complete; values represents target for the two year cycle award and presumes target performance for the three year cycle award. Beginning with grants made in 2014, upon a change-in-control only (single trigger) PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. Values are based on the closing price of our common stock on December 31, 2014 ($42.29).

Summary of Termination Payments Michel Cadieux
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$63,398	$63,398
Accelerated Stock Options (3)	$—	$—	$57,561	$57,561	$—	$—	$—	$57,561
Severance (4)	$—	$—	$—	$—	$—	$438,105	$—	$1,400,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$41,209
Accelerated RSUs (5)	$—	$—	$134,778	$134,778	$—	$—	$—	$134,778
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$269,599	$269,599	$89,784	$—	$—	$89,784

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2014, actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2014 and the amount earned based on actual performance in 2014.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) stock options that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs granted on February 21, 2013 and February 19, 2014, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2014 ($42.29). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards granted prior to 2014 based on the closing price of our stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. As of December 31, 2014, one two-year cycle and two three-year performance cycles are not yet complete; values represents target for the two year cycle award and presumes target performance for the three year cycle award. Beginning with grants made in 2014, upon a change-in-control only (single trigger) PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. Values are based on the closing price of our common stock on December 31, 2014 ($42.29).

Summary of Termination Payments Shannon Votava
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$41,423	$41,423
Accelerated Stock Options (3)	$—	$—	$51,163	$51,163	$—	$—	$—	$51,163
Severance (4)	$—	$—	$—	$—	$—	$374,486	$—	$1,050,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$13,972
Accelerated RSUs (5)	$—	$—	$186,372	$186,372	$—	$—	$88,513	$208,321
Accelerated Performance RSUs (PRSUs) (6)	$—	$—	$398,372	$398,372	$194,123	$—	$199,693	$235,102

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2014, actual performance was below target. Value represents the difference between the target value under the annual incentive program for 2014 and the amount earned based on actual performance in 2014.

(3)

Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) stock options that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes outstanding stock options.

(4)

Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)

For the time-vested RSUs granted on February 21, 2013 and February 19, 2014, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2014 ($42.29). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards granted prior to 2014 based on the closing price of our stock on December 31, 2014 ($42.29). Beginning with grants made in 2014, upon a change-in-control only (single trigger) RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)

Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Upon a termination due to retirement, awards will vest based on actual performance and are pro-rated based on the number of completed calendar days during the performance period; values assume target performance has been achieved. As of December 31, 2014, one two-year cycle and two three-year performance cycles are not yet complete; values represents target for the two year cycle award and presumes target performance for the three year cycle award. Beginning with grants made in 2014, upon a change-in-control only (single trigger) PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. Values are based on the closing price of our common stock on December 31, 2014 ($42.29).

2014 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 5605(a)(2) of the NASDAQ rules and acts under a written charter developed by the Committee and approved by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (the PCAOB) and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of our Board of Directors.

In connection with the December 31, 2014 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting with management.

(2)	The Audit/Finance Committee has discussed with the independent auditors the matters required by PCAOB Auditing Standard No. 16, Communications with Audit Committees.

(3)

The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit/Finance Committee concerning independence, and discussed with the auditors the auditors’ independence.

(4)

Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2014.

Audit/Finance Committee

Thomas S. Glanville, Chairman

Sharon L. Nelson

Gary E. Pruitt

Graham M. Wilson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S AUDIT FEES AND SERVICES

For the years ended December 31, 2013 and December 31, 2014, professional services were performed by Ernst & Young LLP and their respective affiliates (collectively, EY). The aggregate fees billed by EY for the years ended December 31, 2013 and 2014 were as follows:

Services Rendered	2013	2014
Audit Fees (1)	$7,592,435	$7,773,112
Audit-Related Fees (2)	4,331	—

Total Audit and Audit-Related Fees	7,596,766	7,773,112
Tax Fees (3)	153,903	20,513
Other Fees (4)	—	1,995

Total Fees	$7,750,669	$7,795,620

(1)

Audit services include fees for professional services rendered for the audit of the Company’s annual financial statements and internal controls over financial reporting for the years ended December 31, 2013 and 2014, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, services include statutory audits required, and accounting consultations on matters related to the annual audits or interim reviews.

(2)	Audit-related services primarily include fees for a statutory certification for the year ended December 31, 2013.

(3)	Tax services include fees for consultation and assistance with tax preparation and compliance during the years ended December 31, 2013 and 2014. No other tax services were performed by EY.

(4)

Services performed by EY qualifying as “Other” for the year ended December 31, 2014 related to accounting research tools. There were no services performed by EY qualifying as “Other” for the year ended December 31, 2013.

The Audit/Finance Committee has considered and concluded that the non-audit services provided to the Company by EY do not impair the auditors’ independence.

The Audit/Finance Committee has adopted policies and procedures that require the Company to obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided, and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In 2013 and 2014, all services were pre-approved in accordance with the charter of the Audit/Finance Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2014.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a)) (c)
Equity Compensation Plans Approved by Shareholders (1)	1,790,664	$51.90	(2)	4,119,289	(3)
Equity Compensation Plans Not Approved by Shareholders	—	—		—

Total	1,790,664	$51.90	(2)	4,119,289	(3)

(1)

Under the provisions of the Itron Amended and Restated 2010 Stock Incentive Plan (2010 Plan), the Company may grant stock awards, stock units, performance shares, stock appreciation rights, and performance units (collectively Awards) in addition to stock options.

(2)	The weighted-average exercise price pertains only to outstanding options and excludes 662,408 shares issuable upon vesting of outstanding Awards.

(3)	This number includes 3,674,217 shares available for issuance under the 2010 Plan and 445,072 shares available for issuance under the 2012 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of March 4, 2015 by:

¡	each of our directors;

¡	each of our executive officers for whom compensation is reported in this proxy statement;

¡	all of our directors and executive officers as a group; and

¡	each person that we know beneficially owns more than 5% of our common stock.

The percentage ownership data is based on 38,533,900 shares of our common stock outstanding as of March 4, 2015. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
Philip C. Mezey (1)	325,355	*
W. Mark Schmitz (2)	11,703	*
John W. Holleran (3)	190,078	*
Michel C. Cadieux (4)	11,242	*
Shannon M. Votava (5)	30,687	*
Kirby A. Dyess (6)	21,823	*
Jon E. Eliassen (7)	24,636	*
Charles H. Gaylord, Jr. (8)	21,899	*
Thomas S. Glanville (9)	30,022	*
Timothy M. Leyden (10)	1,088	*
Sharon L. Nelson (11)	17,457	*
Daniel S. Pelino (12)	1,809	*
Gary E. Pruitt (13)	23,871	*
Graham M. Wilson (14)	21,132	*
Lynda L. Ziegler (15)	6,037	*
All directors and executive officers as a group (16 persons) (16)	758,100	1.95%

Greater-Than-5% Beneficial Owners:
Fairpointe Capital LLC (17) 1 N. Franklin Ste. 3300 Chicago, IL 60606	4,196,799	10.74%
BlackRock, Inc. (18) 40 East 52nd Street New York, NY 10022	3,752,447	9.6%
Harris Associates L.P. (19) 111 South Wacker Drive, Suite 4600 Chicago, IL 60606	3.015,500	7.7%
Norges Bank (Bank of Norway) (20) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo Norway	2,469,378	6.32%
Vanguard Group (21) 100 Vanguard Blvd. Malvern, PA 19355	2,219,121	5.68%

*	Less than 1%.

(1)	Includes 237,363 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $49.94 per share.

(2)	Represents shares owned as of the record date.

(3)	Includes 119,343 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $61.24 per share.

(4)	Includes 2,741 shares issuable on exercise of outstanding options exercisable within 60 days at an exercise price of $35.29 per share.

(5)	Includes 20,806 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $39.44 per share.

(6)	Includes 9,099 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $69.13 per share.

(7)	Includes 5,144 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $67.55 per share.

(8)

Includes 8,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $70.92 per share. Also includes 2,000 shares held in a trust with Mr. Gaylord and his spouse as trustees, who share voting and investment power over these shares.

(9)	Includes 7,212 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $54.75 per share.

(10)	Represents shares owned as of the record date.

(11)	Includes 3,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $70.81 per share.

(12)	Represents shares owned as of the record date.

(13)	Includes 8,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $61.97 per share.

(14)	Includes 5,986 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $56.86 per share.

(15)	Represents shares owned as of the record date.

(16)	Includes 434,935 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days.

(17)

Information is based on Amendment No. 3 to a Schedule 13G filed with the SEC on February 4, 2015, reporting beneficial ownership as of December 31, 2014. The Schedule 13G indicates that Fairpointe has sole voting power over 4,093,522 of these shares, and sole dispositive power over all but 53,950 shares over which it shares dispositive power.

(18)

Information is based on Amendment No. 11 to a Schedule 13G filed with the SEC on January 15, 2015 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2014 on behalf of its investment advisory subsidiaries, BlackRock Advisors LLC, BlackRock Advisors (UK) Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock (Luxembourg) S.A., BlackRock Life Ltd, and BlackRock Investment Management UK Ltd. The Schedule 13G indicates that BlackRock, Inc. has sole voting power over 3,656,135 of these shares, and sole dispositive power over all of these shares.

(19)

Information is based on a Schedule 13G filed with the SEC on February 13, 2015 by Harris Associates L.P. (Harris) reporting beneficial ownership as of December 31, 2014. The Schedule indicates that Harris has sole voting power and sole dispositive power over 2,326,800 of these shares.

(20)

Information is based on Amendment No. 4 to a Schedule 13G filed with the SEC on February 13, 2015 reporting beneficial ownership as of December 31, 2014. The Schedule 13G indicates that Norges Bank has sole voting power over all of these shares, and sole dispositive power over 1,836,256 of these shares, with shared dispositive power over 633,122 of these shares.

(21)

Information is based on Amendment No. 2 to a Schedule 13G filed with the SEC on February 10, 2015 reporting beneficial ownership as of December 31, 2014. The Schedule 13G indicates that Vanguard has sole dispositive power over 2,167,054 of these shares, and shared dispositive power over 52,067 of these shares. Vanguard has sole voting power over 55,771 of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require our officers, directors, and greater than 10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of these forms and written representations received from certain reporting persons, we believe that, during 2014 all of our executive officers, directors, and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at the office of the Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2014 Annual Report to Shareholders, which includes our financial statements for the year ended December 31, 2014, accompanies this proxy statement. In addition, you may view the Annual Report and this proxy statement on our Company website, www.itron.com, by selecting “About Itron”, “Investors” and then “Investor Relations”.

SHAREHOLDER PROPOSALS FOR 2016

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2016 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2016 annual meeting must give us written notice of the proposal not later than November 27, 2015 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders who wish to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws provide that the notice of proposals to be considered at our annual meeting must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting, and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). Shareholders who intend to present proposals at the 2016 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than February 8, 2016 and no sooner than January 9, 2016, assuming the annual meeting is held on May 8, 2016. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2016 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law, and our Amended and Restated Bylaws.

Shareholder proposals should be directed to the attention of our Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019.

OTHER INFORMATION

We make available, free of charge, copies of our filings with the SEC, including this proxy statement and our Annual Report to Shareholders, upon the request of shareholders. The documents are also available for downloading or printing by going to our website at www.itron.com, and selecting “About Itron”, “Investors” and then “Investor Relations – Financial Information”. Shareholders may submit a request for printed copies by e-mail through our website at www.itron.com, by selecting “Investors” and then “Contact Investor Relations” or by mail to the following address:

Itron, Inc. – Attention: Investor Relations

2111 N. Molter Road

Liberty Lake, Washington 99019

Itron, Inc.

Executive Management Incentive Plan

Effective January 1, 2010

(as amended and restated May     , 2015)

1. Establishment, Purpose, Duration.

Itron Inc., a Washington corporation, and any successor thereto (“Company”), hereby establishes an incentive compensation plan to be known as the “Itron, Inc. Executive Management Incentive Plan,” as amended from time to time (the “Plan”).

The purpose of the Plan is to enhance the Company’s ability to attract and retain highly qualified executives and to provide such executives with additional financial incentives to promote the success of the Company and its Affiliates (as defined below). Awards (as defined below) payable under the Plan are intended to constitute Qualified Performance-Based Compensation (as defined below), and the Plan shall be construed consistently with such intention.

The Plan became effective for Performance Periods (as defined below) beginning on or after January 1, 2010. The amendment and restatement of the Plan shall become effective with respect to Awards granted following the 2015 Annual Meeting of Shareholders if the Plan is approved by the stockholders of the Company at the annual meeting. The Plan shall remain in effect until such time as it shall be terminated by the Board or the Committee (as these terms are defined below), pursuant to Section 10 herein. The Plan shall be subject to reapproval by the stockholders of the Company not later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders last approved the Plan, as required under the Treasury Regulations pursuant to Section 162(m). In the event that the Plan is not so reapproved, no Award that is granted after the date contemplated by the foregoing sentence and that is intended to constitute Qualified Performance-Based Compensation shall become payable.

2. Definitions.

The following terms, when capitalized, shall have the meanings set forth below:

(a)	“Affiliate” means any entity (a) in which the Company has a significant equity interest, or (b) that directly or through one or more intermediaries is controlled by the Company, in each case, as determined by the Committee.

(b)	“Award” means a right to receive cash or Shares pursuant to Section 7 hereof.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the Committee specified in Section 3(a).

(f)	“Company” has the meaning assigned to it in Section 1 hereof.

(g)	“Fair Market Value” shall be as established in good faith by the Committee or (a) if the common stock of the Company is listed on The NASDAQ Global Select Market, the closing sales price for the common stock of the Company as reported by The NASDAQ Global Select Market for a single trading day or (b) if the common stock of the Company is listed on the New York Stock Exchange, the closing sales price for the common stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the common stock of the Company for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

(h)	“GAAP” shall mean United States generally accepted accounting principles.

(i)	“Participant” means with respect to a Performance Period, each employee of the Company or an Affiliate who is selected by the Committee, in its sole discretion, to receive an Award under the Plan and who the Committee determines is, or may be, a “covered employee” of the Company within the meaning of Section 162(m).

(j)	“Performance Criteria” means the criteria, either individually, alternatively or in any combination, selected for purposes of establishing the Performance Goal(s) for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and/or amortization), sales or revenue, income or net income (either before or after taxes), operating income or net operating income, operating profit or net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), economic profit (including economic profit margin), return on assets, return on capital, return on investment, return on operating revenue, return on equity or average stockholders’ equity, total stockholder return, growth in sales or return on sales, gross, operating or net profit margin, working capital, earnings per share, growth in earnings or earnings per share, price per share of the common stock, no par value, of the Company, market share, overhead or other expense reduction, growth in stockholder value relative to various indices, safety, and strategic plan development and implementation, any of which may be used to measure the performance of the Company as a whole or with respect to any Affiliate, or division, business unit or business segment of the Company or an Affiliate, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified in the document evidencing the Award.

(k)	“Performance Goal” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of an Affiliate, the performance of a division or a business unit or segment of the Company or an Affiliate, or the performance of an individual, in each case as specified in the document evidencing the Award.

(l)	“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and payment of, an Award.

(m)	“Plan” has the meaning assigned to it in Section 1 hereof.

(n)	“Qualified Performance-Based Compensation” means any compensation that is intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(o)	“Section 162(m)” means Section 162(m) of the Code and the Treasury Regulations and guidance issued thereunder.

(p)	“Section 409A” means Section 409A of the Code and the Treasury Regulations and guidance issued thereunder.

(q)	“Share” means a share of common stock, no par value, of the Company.

3. Administration of the Plan.

(a)	The Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board each of whom shall be determined by the Board to be an “outside director” under Section 162(m)(4)(C) of the Code.

(b)	Authority of the Committee. Subject to applicable laws and provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the

Committee shall have full power and authority in its discretion to establish rules and take all actions, including, without limitation, granting Awards and determining the terms and conditions applicable to Awards, and interpreting the terms of the Plan and any related documents, rules or regulations.

(c)	Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Affiliates, its stockholders, the Participants and their estates and beneficiaries.

4. Eligibility.

Eligibility for Awards granted under this Plan is limited to Participants.

5. Form of Payment of Awards.

Payment of Awards under the Plan shall be made or denominated in cash, Shares or a combination thereof, as the Committee shall determine in its sole and absolute discretion, subject to the limitations set forth in Sections 6 and 7 herein.

6. Shares Subject to the Plan.

Award payments that are made in whole or in part in the form of Shares shall be made from the aggregate number of Shares authorized to be issued under and otherwise in accordance with the terms of Itron’s Amended and Restated 2010 Stock Incentive Plan (or any successor stock incentive plan approved by the stockholders of the Company).

7. Awards.

(a) Selection of Participants and Designation of Performance Period and Terms of Award. Within 90 days after the beginning of each Performance Period or, if less than 90 days, the number of days which is equal to twenty-five percent (25%) of the relevant Performance Period applicable to an Award, the Committee shall, in writing, (i) designate the applicable Performance Period, (ii) specify the applicable Performance Goals for the Performance Period and define in an objective fashion the manner of determining at the end of the Performance Period whether and to what extent the specified Performance Goal(s) has been attained for the Performance Period, (iii) to the extent the Committee elects not to determine attainment of the Performance Goal in accordance with GAAP or in the event determination of attainment in accordance with GAAP would not satisfy the requirements of Section 162(m), specify any one or more objectively determinable adjustments that will be made to one or more of the Performance Goals in accordance with Section 7(b) hereof, (iv) specify the target amount of the Award and maximum amount of the Award, if any, for each Participant, including, without limitation, as a percent of base salary or other base amount, or based on other payout formulae, (v) specify the intended form of payment and payment denomination of the Award, and (vi) specify any other terms and conditions for the determination and payment of the Award for each Participant for such Performance Period, including, without limitation, the extent to which the Participant shall have the right to receive an Award following termination of the Participant’s employment in a manner compliant with Code Section 409A.

(b) Adjustments to Performance Goals. For each Award, the Committee, in its discretion, may, at the time of grant, specify in the document evidencing the Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include or exclude, without limitation, one or more of the following: items that are extraordinary or unusual in nature or infrequent in occurrence, including one-time or non-recurring items; items related to a change in accounting principles under GAAP; items related to changes in law or regulatory requirements; items related to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions, including transaction-related charges and amortization; items attributable to the business operations of any entity acquired by the Company during the Performance Period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under GAAP;

expenses related to natural disasters; litigation related expenses; taxes; stock-based compensation; non-cash items; and any other items of significant income or expense which are determined to be appropriate adjustments.

(c) Maximum Award. The maximum Award that may be paid to any Participant with regard to any fiscal year shall not exceed $3,000,000. For purposes of this Section 7(c), if the Award is denominated in a dollar amount, payments made in Shares shall count against the maximum Award limit based on the Fair Market Value of such shares on the date the Award is paid, and if the Award is denominated in Shares, payments made in Shares shall count against the maximum Award limit based on the Fair Market Value of such shares on the date the Award is granted.

(d) Committee’s Negative Discretion. In determining the amount payable to a Participant under an Award, the Committee has the sole discretion to reduce or eliminate (but not to increase) the amount otherwise payable to any Participant pursuant to any Award notwithstanding the achievement of the Performance Goal(s) to take into account recommendations of the Chief Executive Officer of the Company and such additional factors, if any, that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, subject in all cases to the terms, conditions and limits of the Plan. For the avoidance of any doubt, in no event shall any such reduction or elimination of the amount payable under an Award contemplated in the foregoing sentence increase the amount payable under an Award and the Committee may not increase the maximum amount permitted to be paid to any Participant under Section 7(c) of the Plan for any Performance Period.

8. Committee Certification and Payment of Awards.

(a) Certification. As soon as reasonably practicable following the end of each Performance Period, the Committee shall determine in accordance with the terms of Section 7 of the Plan, the achievement of the Performance Goals and amount of the Award to be paid to each Participant for such Performance Period. The Committee’s determinations shall be final and binding on the Company, its Affiliates and all Participants, and their respective successors and beneficiaries. These determinations must be certified by the Committee in writing after completion of the applicable Performance Period and before Awards for such period are paid in accordance with Section 162(m), which requirement may be satisfied by approved minutes of the Committee meeting or such other document prepared by the secretary of the meeting that satisfies the requirements under Section 162(m).

(b) Payment. An Award shall be paid to a Participant following the certification by the Committee required under this Section 8 and, unless otherwise determined by the Committee and set forth in the document evidencing the Award, by a date that is no later than 90 days following the last day of the Performance Period with respect to which the Award relates or March 15 of the year following the calendar year in which the Performance Period ends, if earlier.

9. Withholding of Taxes.

The Company shall have the right to deduct and/or withhold, or require a Participant to remit to the Company (or an Affiliate), cash in an amount sufficient to satisfy any applicable tax withholding requirements applicable to an Award. Whenever Awards are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements. Subject to such restrictions as the Committee may prescribe, a Participant may satisfy all or a portion of any tax withholding requirements relating to Awards payable in Shares by electing to have the Company withhold Shares having a fair market value, as determined in the sole discretion of the Committee, equal to the amount required to be withheld.

10. Amendment or Termination of the Plan.

The Board or the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment shall be effective without Board and/or shareholder approval if such approval is required to comply with Section 162(m) to maintain the qualification of the Awards as Qualified Performance-Based Compensation and no action of the Board or the Committee may modify the Performance Goals (or adjustments) applicable to any outstanding Award, to the extent such modification would cause the Award to fail to constitute Qualified Performance-Based Compensation.

11. No Rights to Employment.

The Plan shall not confer upon any Participant any right with respect to continuation of employment with the Company or an Affiliate, nor shall it interfere in any way with his or her right or the right of the Company or an Affiliate (if any) to terminate a Participant’s employment at any time, with or without cause.

12. No Claims; No Assignment or Alienation.

No person shall have any claim to an Award under the Plan and there is no obligation for uniformity of treatment of Participants under the Plan. Except as otherwise required by applicable law, any interest, benefit, payment, claim or right of any Participant under the Plan shall not be sold, transferred, assigned, alienated, pledged, encumbered, hypothecated, or subjected to any other disposition by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or beneficiary, and any attempt to take any such action shall be null and void. During the lifetime of any Participant, payment of an Award shall only be made to such Participant, or in the event of the Participant’s death, payment shall be made to the Participant’s estate.

13. Clawback/Recovery

All Awards granted under the Plan will be subject to recoupment under the Company’s current Clawback Policy or under any other clawback policy that the Company may be required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions on an Award as the Committee determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of cash payments or Shares previously made under the Plan or other property upon the occurrence of cause (as determined by the Committee).

14. General.

(a) Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

(b) Severability. If any one or more of the provisions contained in this Plan, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby. This Plan shall be construed and enforced as if such invalid, illegal or unenforceable provision has never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the invalid, illegal or unenforceable provision or by its severance herefrom. In lieu of such invalid, illegal or unenforceable provisions there shall be added automatically as a part hereof a provision as similar in terms and economic effect to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable. Notwithstanding anything to the contrary herein, if any provision of the Plan would cause Awards not to constitute Qualified Performance-Based Compensation, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but, subject to this Section 14(b), the other provisions of the Plan shall thereafter remain in full force and effect.

(c) Requirements of Law. The granting of Awards and issuance of cash or Shares under the Plan shall be subject to all applicable laws and to such approvals by governmental agencies or national securities exchanges as may be required.

(d) Participants in Non-US Jurisdictions. To facilitate compliance with the laws in non-U.S. jurisdictions and/or to take advantage of specific tax treatment for Awards granted to Participants in such jurisdictions, the Committee shall have the power and authority to: (i) establish sub-plans and/or modify the terms and conditions of any Award, to the extent such actions may be necessary or desirable, including adoption of rules, procedures or sub-plans applicable to particular Affiliates or Participants residing in particular locations, and (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1933, as amended, the Code, or any other securities law or governing statute or any other law applicable to the Awards or Shares or that would cause an Award to no longer be Qualified Performance-Based Compensation.

(e) Unfunded Plan. The Company shall have no obligation to reserve or otherwise fund in advance any Award that is or may in the future become payable under the Plan. Awards under the Plan will be paid from the general assets of the Company, and the rights of Participants under the Plan will be only those of general unsecured creditors of the Company.

(f) Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Washington, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(g) Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Awards under the Plan shall not constitute compensation for the purpose of determining benefits under any other plan of the Company unless expressly included in compensation under the terms of such other plans. To the extent consistent with the requirements of Section 162(m), nothing contained in the Plan shall limit the Company’s ability to make payments or awards to Participants under any other plan, program or agreement.

(h) Code Section 409A Compliance. The parties intend that the Plan be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), or otherwise. To the extent Section 409A is applicable to the Plan, the parties intend that the terms of the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with the foregoing intentions to the extent the Committee deems necessary or advisable to comply with the requirements of Section 409A. The Plan shall be deemed to be amended, and any deferrals and distributions hereunder shall be deemed to be modified, to the extent permitted by and necessary to comply with Section 409A and to avoid or mitigate the imposition of additional taxes under Section 409A. Notwithstanding the foregoing, no provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from a Participant or any other individual to the Company or any of its affiliates.

101414CP-01

Itron, Inc.

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 7, 2015.
Vote by Internet
• Go to www.envisionreports.com/ITRI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
	☒	• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain	+
1.1 - Kirby A. Dyess	☐	☐	☐	1.2 - Philip C. Mezey	☐	☐	☐
1.3 - Daniel S. Pelino	☐	☐	☐	1.4 - Timothy M. Leyden	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3, and 4, all of which are Company Proposals.

	For	Against	Abstain
2. Proposal to re-approve the Itron, Inc. Executive Management Incentive Plan.	☐	☐	☐
3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01ZEVC

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 8, 2015.

The Proxy Statement and the Annual Report to security holders are available at:

http://www.envisionreports.com/ITRI

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

This Proxy is Solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 8, 2015

The undersigned hereby appoint(s) Philip C. Mezey and Shannon M. Votava and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on March 4, 2015, at the Annual Meeting of Shareholders of Itron to be held at The Davenport Hotel in the Porter Room, at 10 South Post Street, Spokane, Washington 99201, at 8:00 a.m., local time, on Friday, May 8, 2015, with authority to vote upon the matters listed in this proxy and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)

Itron, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

☒
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain	+
1.1 - Kirby A. Dyess	☐	☐	☐	1.2 - Philip C. Mezey	☐	☐	☐
1.3 - Daniel S. Pelino	☐	☐	☐	1.4 - Timothy M. Leyden	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3, and 4, all of which are Company Proposals.

	For	Against	Abstain
2. Proposal to re-approve the Itron, Inc. Executive Management Incentive Plan.	☐	☐	☐
3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 8, 2015.

The Proxy Statement and the Annual Report to security holders are available at:

http://www.edocumentview.com/ITRI

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

This Proxy is Solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 8, 2015

The undersigned hereby appoint(s) Philip C. Mezey and Shannon M. Votava and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on March 4, 2015, at the Annual Meeting of Shareholders of Itron to be held at The Davenport Hotel in the Porter Room, at 10 South Post Street, Spokane, Washington 99201, at 8:00 a.m., local time, on Friday, May 8, 2015, with authority to vote upon the matters listed in this proxy and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)

Itron, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 7, 2015.
Vote by Internet
• Go to www.envisionreports.com/ITRI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
	☒	• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain	+
1.1 - Kirby A. Dyess	☐	☐	☐	1.2 - Philip C. Mezey	☐	☐	☐
1.3 - Daniel S. Pelino	☐	☐	☐	1.4 - Timothy M. Leyden	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3, and 4, all of which are Company Proposals.

	For	Against	Abstain
2. Proposal to re-approve the Itron, Inc. Executive Management Incentive Plan.	☐	☐	☐
3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01ZEYC

Important Notice regarding Internet availability of proxy materials for the Shareholder Meeting to be held on May 8, 2015.

The Proxy Statement and the Annual Report to security holders are available at:

http://www.envisionreports.com/ITRI

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Annual Meeting May 8, 2015

Fidelity Management Trust Company (“Fidelity”), as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by Fidelity as holder of record. Fidelity will vote your securities in accordance with your wishes if you execute this form and return it promptly in the enclosed business reply envelope, or provide directions via the telephone or internet, as described elsewhere in this form. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

For this meeting, to the extent of its authority to vote securities in the absence of participant instructions, unless otherwise required by law, Fidelity will not vote any allocated shares with respect to which Fidelity does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please provide your vote directions by May 5, 2015.

Fidelity Management Trust Company

(Continued and to be marked, dated and signed, on the other side)